                                                                    EXHIBIT 99.2

                                  $350,000,000

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                      AMONG

                       APPLIED GRAPHICS TECHNOLOGIES, INC.

                                  AS BORROWER,


                      THE BANKS, FINANCIAL INSTITUTIONS AND
                    OTHER INSTITUTIONAL LENDERS NAMED HEREIN,

                               AS INITIAL LENDERS,

                                       AND

                                FLEET BANK, N.A.,

        AS INITIAL ISSUING BANK, SWING LINE BANK AND ADMINISTRATIVE AGENT







                           DATED AS OF MARCH 10, 1999

                                TABLE OF CONTENTS

ARTICLE I.   DEFINITIONS AND ACCOUNTING TERMS..........................................2

         Section 1.01.  Certain Defined Terms..........................................2
         Section 1.02.  Computation of Time Periods...................................28
         Section 1.03.  Accounting Terms..............................................28

ARTICLE II.   AMOUNTS AND TERMS OF THE ADVANCES AND
              THE LETTERS OF CREDIT...................................................28

         Section 2.01.  The Advances..................................................28
                  (a)      The Revolving Credit Advances..............................28
                  (b)      The Term Loan Advances.....................................28
                  (c)      The Swing Line Advances....................................28
                  (d)      Letters of Credit..........................................29
         Section 2.02.  Making the Advances...........................................29
         Section 2.03.  Issuance of and Drawings and Reimbursement Under Letters
                           of Credit..................................................32
                  (a)      Request for Issuance.......................................32
                  (b)      Letter of Credit Reports...................................33
                  (c)      Drawing and Reimbursement..................................33
                  (d)      Failure to Make Letter of Credit Advances..................34
         Section 2.04.  Repayment of Advances.........................................34
                  (a)      Revolving Credit Advances..................................34
                  (b)      Term Loan Advances.........................................34
                  (c)      Swing Line Advances........................................35
                  (d)      Letter of Credit Advances..................................35
         Section 2.05.  Termination or Reduction of the Commitments...................35
                  (a)      Optional...................................................35
                  (b)      Mandatory..................................................36
         Section 2.06.  Prepayments and Repayments....................................37
                  (a)      Optional...................................................37
                  (b)      Mandatory..................................................37
                  (c)      Application of Prepayments and Repayments..................38
                  (d)      Miscellaneous Provisions Relating to Prepayments and
                           Maintenance of L/C Cash Collateral Account.................39
         Section 2.07.  Interest......................................................39
                  (a)      Scheduled Interest.........................................39
                  (b)      Default Interest...........................................40
                  (c)      Notice of Interest Rate....................................40
         Section 2.08. Fees...........................................................40
                  (a)      Commitment Fees............................................40
                  (b)      Letter of Credit Fees......................................41
                  (c)      Administrative Agent's Fees................................42

         Section 2.09.  Conversion of Advances........................................42
                  (a)      Optional...................................................42
                  (b)      Mandatory..................................................42
         Section 2.10. Increased Costs, Etc...........................................43
         Section 2.11. Payments and Computations......................................44
         Section 2.12. Taxes..........................................................46
         Section 2.13. Sharing of Payments, Etc.......................................48
         Section 2.14. Use of Proceeds................................................48
         Section 2.15. Defaulting Lenders.............................................49
         Section 2.16  Regulation U...................................................51

ARTICLE III.   CONDITIONS OF LENDING..................................................51

         Section 3.01.  Conditions Precedent to Availability Date.....................51
                  (a)      Credit Agreement...........................................51
                  (b)      Resolutions; Incumbency....................................52
                  (c)      Organization Documents; Good Standing......................52
                  (d)      Legal Opinions.............................................52
                  (e)      Payment of Fees............................................52
                  (f)      Certificate................................................52
                  (g)      Press Release..............................................53
                  (h)      Pro Forma Balance Sheet; Projections; and Financials.......53
                  (i)      Solvency Certificates......................................53
                  (j)      Other Documents............................................53
         Section 3.02.  Conditions Precedent to Initial Funding Date..................53
                  (a)      Notes......................................................53
                  (b)      Bring Down Certificate.....................................53
                  (c)      Lender Payoff Letter.......................................54
                  (d)      Solvency Certificates......................................54
                  (e)      Resolutions; Incumbency....................................54
                  (f)      Organization Documents; Good Standing......................54
                  (g)      Collateral Documents.......................................54
                  (h)      Completion of Offer........................................55
                  (i)      Legal Opinion..............................................56
                  (j)      Intentionally Omitted......................................56
                  (k)      Payment of Fees............................................56
                  (l)      Other Documents............................................56
         Section 3.03.  Conditions Precedent to All Credit Extensions.................56
                  (a)      Notice, Application; Continuation of Representations and
                           Warranties.................................................56
                  (b)      Permitted Acquisitions.....................................57
                  (c)      Other Approvals............................................57
         Section 3.04.  Determinations Under Sections 3.01, 3.02 and 3.03.............57

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES ........................................58

         Section 4.01.  Representations and Warranties................................58

ARTICLE V.   COVENANTS OF THE BORROWER AND THE SUBSIDIARIES...........................63

         Section 5.01.  Affirmative Covenants.........................................63
                  (a)      Compliance with Law........................................63
                  (b)      Payment of Taxes, Etc......................................63
                  (c)      Compliance with Environmental Laws.........................63
                  (d)      Maintenance of Insurance...................................64
                  (e)      Preservation of Corporate Existence, Etc...................64
                  (f)      Visitation Rights..........................................64
                  (g)      Keeping of Books...........................................64
                  (h)      Maintenance of Properties, Etc.............................64
                  (i)      Performance of Material Contracts..........................64
                  (j)      Transactions with Affiliates...............................64
                  (k)      Agreement to Execute Guaranty..............................65
                  (l)      Interest Rate Protection...................................65
                  (m)      Year 2000 Compatibility....................................65
                  (n)      Agreement to Grant Additional Security.....................65
                  (o)      Intentionally Omitted......................................67
                  (p)      Foreign Subsidiaries Security..............................67
                  (q)      The Offer..................................................68
                  (r)      Bidco Capitalization.......................................70
         Section 5.02.  Negative Covenants............................................70
                  (a)      Liens, Etc.................................................70
                  (b)      Debt.......................................................71
                  (c)      [Intentionally omitted]....................................72
                  (d)      Fundamental Changes........................................72
                  (e)      Sales, Etc. of Assets......................................73
                  (f)      Investments in Other Persons...............................73
                  (g)      Dividends, Etc.............................................74
                  (h)      Change in Nature of Business...............................75
                  (i)      Charter Amendments.........................................75
                  (j)      Accounting Changes.........................................75
                  (k)      Prepayments, Etc. of Debt..................................75
                  (l)      Amendment, Etc. of Material Contracts......................75
                  (m)      Negative Pledge............................................75
                  (n)      Partnerships, New Subsidiaries.............................76
                  (o)      Speculative Transactions...................................76
                  (p)      Capital Expenditures.......................................76
                  (q)      Issuance of Stock..........................................76
         Section 5.03.  Reporting Requirements........................................77
                  (a)      Default Notice.............................................77
                  (b)      Intentionally Omitted......................................77

                  (c)      Quarterly Financials.......................................77
                  (d)      Annual Financials..........................................78
                  (e)      Annual Forecasts...........................................78
                  (f)      ERISA Events and ERISA Reports.............................78
                  (g)      Plan Terminations..........................................79
                  (h)      [Intentionally Omitted]....................................79
                  (i)      Litigation.................................................79
                  (j)      Securities Reports.........................................79
                  (k)      Agreement Notices..........................................79
                  (l)      Environmental Conditions...................................79
                  (m)      Insurance..................................................79
                  (n)      Management Letters.........................................80
                  (o)      Permitted Acquisition Documents............................80
                  (p)      Other Information..........................................80
         Section 5.04.  Financial Covenants...........................................80
                  (a)      Consolidated Total Funded Debt to EBITDA Ratio.............80
                  (b)      Consolidated Senior Debt to EBITDA Ratio...................80
                  (c)      Interest Coverage Ratio....................................81
                  (d)      Fixed Charge Coverage Ratio................................81
                  (e)      Minimum Net Worth..........................................82

ARTICLE VI.   EVENTS OF DEFAULT.......................................................82

         Section 6.01.  Events of Default.............................................82
         Section 6.02.  Relevant Events of Default with Respect to Offer..............85
         Section 6.03.  Actions in Respect of the Letters of Credit upon Default......86

ARTICLE VII.   THE ADMINISTRATIVE AGENT...............................................86

         Section 7.01.  Authorization and Action......................................86
         Section 7.02.  Agent's Reliance, Etc.........................................86
         Section 7.03.  Fleet and Affiliates..........................................87
         Section 7.04.  Lender Party Credit Decision..................................87
         Section 7.05.  Indemnification...............................................87
         Section 7.06.  Successor Administrative Agents...............................89
         Section 7.07.  Administrative Agent as English Trustee.......................89

ARTICLE VIII.  MISCELLANEOUS..........................................................90

         Section 8.01.  Amendments, Etc...............................................90
         Section 8.02.  Notices Etc...................................................91
         Section 8.03.  No Waiver; Remedies...........................................92
         Section 8.04.  Costs and Expenses............................................93
         Section 8.05.  Right of Set-off..............................................94
         Section 8.06.  Binding Effect................................................95
         Section 8.07.  Assignments and Participations................................95
         Section 8.08.  Execution in Counterparts; Severability.......................98

         Section 8.09.  No Liability of the Issuing Bank..............................98
         Section 8.10.  Confidentiality...............................................98
         Section 8.11.  JURISDICTION, ETC.............................................99
         Section 8.12.  GOVERNING LAW.................................................99
         Section 8.13.  WAIVER OF JURY TRIAL..........................................99


EXHIBITS

Exhibit A   -    Form of Assignment and Acceptance
Exhibit B   -    Form of Revolving Credit Note
Exhibit C   -    Form of Term Loan Note
Exhibit D   -    Form of Swing Line Note
Exhibit E   -    Form of Notice of Borrowing


SCHEDULES

Schedule I                 Commitments and Applicable Lending Offices
Schedule 4.01(b)           Subsidiaries
Schedule 4.01(d)           Required Authorizations and Approvals
Schedule 4.01(i)           Disclosed Litigation Schedule 4.01(k) Welfare Plans
Schedule 4.01(o)           Certain Agreements Schedule 4.01(t) Surviving Debt
Schedule 5.02(a)(iii)      Liens
Schedule 5.02(f)(vi)       Existing Investments

                      AMENDED AND RESTATED CREDIT AGREEMENT


         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 10, 1999, by and among APPLIED GRAPHICS TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), any Lender Party hereto, FLEET BANK, N.A., as Initial Issuing Bank (the "INITIAL ISSUING BANK"), FLEET BANK, N.A., as Swing Line Bank (as hereinafter defined), and FLEET BANK, N.A., as administrative agent (together with any successor appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined).

                             PRELIMINARY STATEMENTS:

         (1) The Borrower (such term and each other capitalized term used but not defined in these preliminary statements having the meaning assigned to such terms in Article I), itself, or through its wholly-owned subsidiary, Applied Graphics Technologies (UK) Limited, a private limited liability company formed under the laws of England ("BIDCO"), intends to acquire Wace Group PLC, a company incorporated under the laws of England (the "TARGET"), pursuant to a cash offer by Bidco for all the outstanding ordinary shares of the Target's capital stock, and a cash or non-cash offer by the Borrower or Bidco for all the outstanding preference shares of the Target's capital stock followed by a squeeze out of the remaining ordinary shareholders of the Target pursuant to
Section 428- 430F of the Companies Act (the "SQUEEZE-OUT") pursuant to which (i) Target will become a Wholly-Owned Subsidiary of Bidco and (ii) all holders of ordinary shares of capital stock of Target (other than those acquired pursuant to the Offer) will be entitled to receive cash consideration for their shares;

         (2) In connection therewith, the Borrower desires to amend and restate the terms and provisions of the Credit Agreement, dated as of May 27, 1998, as amended by Amendment No. 1 to Credit Agreement, dated as of July 31, 1998, and Amendment No. 2 to Credit Agreement dated as of September 15, 1998, among the Borrower, the financial institutions from time to time party thereto, Fleet Bank, N.A., as Initial Issuing Bank, Swing Line Bank and Administrative Agent, First Union National Bank, as Syndication Agent, and BankBoston, N.A., as Documentation Agent (the "EXISTING CREDIT AGREEMENT"), in the form hereof in order, among other things, to facilitate the funding and consummation of the Offer and the Transaction and to provide for the Advances permitted hereby.

         (3) The Borrower has requested that the Lender Parties make loans to the Borrower and issue letters of credit having an aggregate principal and face amount at any one time outstanding of up to Three Hundred Fifty Million Dollars ($350,000,000), to be used by the Borrower (i) to repay all outstanding Loans made pursuant to the Existing Credit Agreement, (ii) to pay the purchase price for the capital stock of Target pursuant to the Offer, (iii) to pay fees and expenses incurred in connection with the Transaction, (iv) to finance future acquisitions by the Borrower or any of its Subsidiaries, and (v) to provide for working capital and other general corporate purposes of the

Borrower and its Subsidiaries, and the Lender Parties have agreed to make such loans and issue such letters of credit all on and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree to amend and restate the Existing Credit Agreement as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ADDITIONAL COLLATERAL DOCUMENTS" has the meaning specified in Section 5.01(n)(v).

         "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

         "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Fleet at its office at Fleet Bank, N.A., 1185 Avenue of the Americas, New York, New York 10036, Account No. 1510352, Attention: Loan Administration.

         "ADVANCE" means a Term Loan Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

         "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 50% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "ANNOUNCEMENT DATE" means March 10, 1999 (the date of issue of the Press Release).

         "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Prime Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

         "APPLICABLE MARGIN" means at any date of determination thereof, the applicable percentage set forth below opposite the applicable ratio of Consolidated Total Funded Debt to EBITDA determined as set forth below:

     APPLICABLE MARGIN FOR TERM LOAN ADVANCES AND REVOLVING CREDIT ADVANCES

       RATIO OF CONSOLIDATED                APPLICABLE MARGIN FOR     APPLICABLE MARGIN FOR
     TOTAL FUNDED  DEBT/EBITDA             EURODOLLAR RATE ADVANCES    PRIME RATE  ADVANCES
Equal to or greater than 4.00 to 1.00                 2.75%                  1.50%

Equal to or greater than 3.75 to 1.00,
but less than 4.00 to 1.00                            2.50%                  1.25%

Equal to or greater than 3.00 to 1.00,
but less than 3.75 to 1.00                            2.25%                  1.00%

Equal to or greater than 2.50 to 1.00,
but less than 3.00 to 1.00                            2.00%                  0.75%

Equal to or greater than 2.00 to 1.00,
but less than 2.50 to 1.00                            1.75%                  0.50%

Less than 2.00 to 1.00                                1.50%                  0.25%

The Applicable Margin for each Eurodollar Rate Advance shall be determined on a quarterly basis by reference to the ratio of Consolidated Total Funded Debt to EBITDA for the preceding four (4) full fiscal quarters, as reflected on the financial statements provided to the Administrative Agent pursuant to Section 5.03(c) or (d), three (3) Business Days after the date on which the Administrative Agent receives the foregoing financial statements, together with a certificate of a Responsible Officer of the Borrower demonstrating the ratio of Consolidated Total Funded Debt to EBITDA. If the Borrower has not submitted to the Administrative Agent the information described above as and when required under Section 5.03(c) or (d), as the case may be, the Administrative Agent may determine, in its reasonable judgment, the ratio referred to above that would have been in effect as at such date, and, consequently, the Applicable Margin in effect for the period commencing on such date until such time as the Borrower submits to the Administrative Agent the information so required, and within three (3) Business Days after receipt thereof the Applicable Margin shall be adjusted retroactively for the relevant period.

Notwithstanding the above schedule, prior to the delivery to the Administrative Agent of the Borrower's financial statements for its fiscal quarter ending SEPTEMBER 30, 1999, the Applicable Margin for a Revolving Credit Advance and a Term Loan Advance shall be 2.75% for a Eurodollar Advance and 1.50% for a Prime Rate Advance.

         "ASSET DISPOSITION" has the meaning specified in Section 2.06(b).

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit A hereto.

         "AVAILABILITY DATE" means the date on which each of the conditions precedent set forth in Section 3.01 hereof shall have been satisfied or waived.

         "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

         "BANK HEDGE AGREEMENT" means any Hedge Agreement required or permitted under this Agreement that is entered into by and between the Borrower and any Hedge Bank.

         "BIDCO" has the meaning specified in the Preliminary Statements hereto.

         "BORROWER" has the meaning specified in the recital of parties to this Agreement.

         "BORROWER'S ACCOUNT" means an account of the Borrower maintained by the Borrower with Fleet Bank, N.A.

         "BORROWING" means a Term Loan Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings in U.S. dollars are carried on in the London interbank market.

         "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person.

         "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

         "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents:

                   (i) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States or any agency or instrumentality thereof having a maturity of not greater than twelve (12) months from the date of issuance thereof;

                  (ii) insured certificates of deposit, bankers' acceptances or time deposits (including, without limitation, Eurodollar denominated and Yankee issues) having a maturity of not greater than twelve (12) months from the date of issuance thereof with any commercial bank or financial institution having combined capital and surplus of at least $1 billion and either located in the U.S. or with respect to Foreign Subsidiaries organized under the laws of an Approved Country (as defined in clause (ix) below) and a rating of at least "P-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group, or with respect to banks located in an Approved Country, the equivalent thereof;

                   (iii) corporate securities and commercial paper having a maturity of not greater than twelve (12) months from the date of issuance and rated at least "P-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group;

                  (iv) short-term tax exempt securities including municipal notes, commercial paper, auction rate floaters, and floating rate notes rated at least "P-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group, and bonds rated at least "AA" (or the then equivalent grade) by Standard & Poor's Ratings Group;

                  (v) pre-refunded municipal bonds escrowed to maturity and backed by U.S. Treasury securities;

                  (vi) repurchase agreements covering U.S. Treasury or U.S. government agency securities valued at not less favorably than 102% of market value with a term of not more than seven (7) days with major banks and dealers that are recognized as "primary dealers" by the Federal Reserve Bank of New York;

                   (vii) tax exempt preferred stock or bonds issued with a rate-reset mechanism and a maximum term of 180 days and rated at least "AAA" (or the then equivalent grade) by Moody's Investors Service, Inc.;

                   (viii) money market mutual funds that offer daily purchase and redemption, maintain a constant share price, are `no-load' funds and have a constant $1.00 net asset value; or

                  (ix) with respect to Foreign Subsidiaries, government obligations of (A) the United Kingdom, (B) any country in which a Foreign Subsidiary conducts business, (C) any other country approved by the Administrative Agent, or (D) any other country whose debt securities are rated by Standard & Poor's Ratings Group and Moody's Investors Service, Inc. A-1 or P-1, respectively, or the equivalent thereof (if a short-term debt rating is provided by either) or at least AA or AA2, respectively, or the equivalent thereof (if a long-term unsecured debt rating is provided by either)

(each such country, an "APPROVED COUNTRY"), in each case with maturities of less than 12 months.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended from time to time.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

         "CERTAIN FUNDS PERIOD" means the period commencing on the first day after the Announcement Date and ending on whichever is the earlier of (a) the date on which the Commitments are terminated pursuant to Section 2.05(b)(iv),
(b) the Business Day following the Squeeze-Out Date, and (c) the date which is six (6) calendar months after the Announcement Date; provided, however, that the date set forth in clause (c) above shall be extended by an additional one (1) month and two weeks if Bidco has initiated the Squeeze-Out during the initial six months after the Announcement Date.

         "CITY CODE" means The City Code on Take-overs and Mergers as issued by the Panel on Take-overs and Mergers in the United Kingdom.

         "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

         "COLLATERAL DOCUMENTS" means each Security Agreement, each Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, including the Additional Collateral Documents delivered pursuant to Section 5.01(n)(v).

         "COMMITMENT" means a Term Loan Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

         "COMPANIES ACT" means the Companies Act 1985 of Great Britain.

         "CONFIDENTIAL INFORMATION" means information that the Borrower furnishes to the Administrative Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Administrative Agent or any Lender Party of its obligations hereunder or that is or becomes available to the Administrative Agent or such Lender Party from a source other than the Borrower that is not, to the best of the Administrative Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with the Borrower.

         "CONSOLIDATED" refers to the consolidation of accounts, in accordance with GAAP, of the Borrower and all of its Subsidiaries.

         "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

         "CREDIT EXTENSION" means (i) the making of any Advances hereunder, and
(ii) the issuance of any Letters of Credit hereunder.

         "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

         "CURRENT LIABILITIES" of any Person means (a) Debt of such Person, except Total Funded Debt, that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), (b) all amounts of Total Funded Debt of such Person required to be paid or prepaid within one year after the date of determination and (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

         "DEBT" of any Person means, without duplication,

                  (i)   all indebtedness of such Person for borrowed money,

                  (ii) all Obligations of such Person for the deferred purchase price of property or services,

                  (iii) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,

                  (iv) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

                  (v) all Obligations of such Person as lessee under Capitalized Leases,

                  (vi) all Obligations, contingent or otherwise, of such Person in respect of letters of credit or similar facilities,

                  (vii) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock,

                  (viii) all Debt of others referred to in clauses (i) through
(vii) above or clause (ix) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, and

                  (ix) all Debt referred to in clauses (i) through (viii) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts, contract rights or inventory) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

         "DEBT ISSUANCE" means any issuance or sale or other incurrence by the Borrower or any of its Subsidiaries of any Debt; provided, however, that for purposes of determination of Net Cash Proceeds under Section 2.06(b), the term "Debt Issuance" shall not include (i) Debt Issuance the proceeds of which are used to prepay or refinance any Subordinated Debt or preferred stock, in each case issued in connection with the financing of the Transaction, or (ii) the proceeds from Capitalized Lease Transactions.

         "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

         "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (i) the Swing Line Bank pursuant to Section 2.02(b) to repay a portion of a Swing Line Advance made by the Swing Line Bank, (ii) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank,
(iii) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (iv) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (v) the

Administrative Agent or the Issuing Bank pursuant to Section 7.05 to reimburse the Administrative Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

         "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (i) owes a Defaulted Advance or a Defaulted Amount or (ii) shall take any action or be the subject of any action or proceeding of a type described in
Section 6.01(f).

         "DISPOSAL" means the discharge, deposit, injection, dumping, spilling, leaking or placing of any solid waste or hazardous waste, as those terms are defined by any federal, state, local or foreign law, into or on any land or water so that such solid waste or hazardous waste or any constituents thereof may enter the environment or be emitted into the air or discharged into any waters, including ground waters.

         "DOLLARS", "DOLLARS" and the symbol "$" each mean the lawful currency of the United States.

         "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

         "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States of America or any State thereof.

         "EBITDA" means, for any period, the sum, determined on a Consolidated basis without duplication, of (A)(i) net income (or net loss), (ii) interest expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, (vi) non-cash charges and (vii) the legal and accounting costs and expenses incurred in connection with any Permitted Acquisition completed after the date of this Agreement, in each case determined in accordance with GAAP for such period; provided, however, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains, plus (B) the pro forma effect on EBITDA for such period of any Permitted Acquisition consummated by the Borrower or any of its Subsidiaries during the most recent twelve month period preceding the date of determination, but solely for the number of months immediately preceding the consummation of the applicable Permitted Acquisition, which number equals twelve (12) less the number of months following the consummation of the applicable Permitted Acquisition to such date of determination.

         "ELIGIBLE ASSIGNEE" means with respect to any Facility (other than the Letter of Credit Facility), (A) a Lender; (B) an Affiliate of a Lender; and (C) subject to the prior approval of the Administrative Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower, such approval not to be unreasonably withheld or delayed, (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (iii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its general arrangements to borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (iv) the central bank of any country that is a member of the OECD; and (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) located in the United States that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and, with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (i) or (iii) of clause (C) of this definition and is approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that no Loan Party or Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

         "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to public health and safety or the environment, including, without limitation, (i) by any governmental or regulatory authority or third party for enforcement, cleanup, Removal, Response, Remedial or other actions or damages and (ii) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "ENVIRONMENTAL LAW" means any international or transnational law, federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidelines relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, threatened release, release or discharge of Hazardous Materials.

          "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "EQUITY ISSUANCE" means any issuance or sale by the Borrower or any of its Subsidiaries of any of its capital stock or other equity securities or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire such securities or such convertible or exchangeable obligations; provided, however, that for purposes of determination of Net Cash Proceeds under Section 2.06(b), the term "Equity Issuance" shall not include any issuance or sale of (a) capital stock of the Borrower to any Person as consideration paid in connection with any Permitted Acquisition; (b) capital stock to qualify any director of the Borrower or any of its Subsidiaries if required by applicable law; (c) capital stock or other equity securities to directors, management and employees and other eligible participants of the Borrower or any of its Subsidiaries, pursuant to a stock purchase, stock option or similar incentive plan of the Borrower or any of its Subsidiaries, or any exercise of options issued pursuant thereto; (d) capital stock of any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower; and (e) capital stock of the Borrower to any Person for cash, if, and only if, in respect of this clause
(e), such Net Cash Proceeds are applied towards the payment of the Permitted Acquisition Purchase Price as follows: (i) if the offering documents for such issuance or sale identify a specific acquisition transaction, within ten (10) days after the consummation of such acquisition transaction (or the announcement of the termination of any negotiation related to such acquisition transaction) or, (ii) if the offering documents for such issuance or sale do not identify a specific acquisition transaction, within one hundred twenty (120) days after the date of receipt by the Borrower of such Net Cash Proceeds. Any sale or other disposition of the Repurchased Shares, other than any sale as contemplated in the proviso in the immediately preceding sentence, shall be deemed to be an Equity Issuance.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code, and, in respect of the Borrower and its Subsidiaries, the definition "ERISA Affiliate" shall exclude Daily News, L.P.

         "ERISA EVENT" means (i) (y) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (z) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (ii) the application for a minimum funding waiver with respect to a Plan; (iii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan under ERISA Section 4041(c), pursuant to
Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iv) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (v) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (vi) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (vii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
Section 307 of ERISA; or (viii) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

         "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

         "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upward as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO page on that service for the purpose of displaying such rates), as of 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period.

         If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the Eurodollar Rate for such Interest Rate cannot be determined.

         In the event that the Board of Governors of the Federal Reserve System shall impose a Eurodollar Rate Reserve Percentage with respect to Eurocurrency Liabilities, the Eurodollar Rate for an Interest Period shall be equal to the amount determined above for such Interest Period divided by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

         "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

         "EURODOLLAR RATE RESERVE PERCENTAGE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

         "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

         "EXCESS CASH FLOW" means for any period the sum of (a) EBITDA of the Borrower and its Subsidiaries for such period plus (b) the aggregate amount of all non-cash charges deducted from Consolidated net income for such period, but not added back in arriving at EBITDA less (c) the aggregate amount of mandatory and optional prepayments or repayments of principal made by the Borrower and its Subsidiaries on any Total Funded Debt of the Borrower and its Subsidiaries during such period; provided, however, that, with respect to any optional prepayment of the Revolving Credit Advances, the amount of such prepayment shall be expressly excluded from the determination of the amount in this clause (c) if the Revolving Credit Facility is not, upon such repayment, permanently reduced by the amount of such prepayment less (d) Capital Expenditures of the Borrower and its Subsidiaries during such period less (e) the aggregate amount of all federal, state, local and foreign taxes paid by the Borrower and its Subsidiaries during such period less (f) the aggregate amount of interest paid on any Debt of the Borrower and its Subsidiaries during such period less (g) the aggregate amount of the cash portion of all non-recurring charges included in arriving at such EBITDA less (h) dividends paid by the Borrower to the holders of its common stock during such period to the extent that the Borrower is expressly permitted to pay such dividends under this Agreement less (i) all cash paid as part of the cost of any Permitted Acquisition.

         "EXISTING CREDIT AGREEMENT" has the meaning specified in the Preliminary Statements hereto.

         "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, pension plan reversions, proceeds of casualty insurance and condemnation awards (and payments in lieu thereof), excluding proceeds of any other insurance; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of casualty insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (i) in respect of loss or damage to equipment, fixed assets, inventory or real property, are applied (or in respect of which expenditures were previously incurred) to replace or repair such equipment, fixed assets, inventory or real property so long as such application is made or committed to be made within one hundred twenty (120) days (or such longer time as may be commercially reasonable in the circumstances) after such Person's receipt of such proceeds, awards or payments; or (ii) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

         "FACILITY" means the Term Loan Facility, Revolving Credit Facility, the Letter of Credit Facility or the Swing Line Facility.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "FEE LETTER" has the meaning specified in Section 2.08(c).

         "FISCAL YEAR" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

         "FLEET" means Fleet Bank, N.A. in its capacity as a Lender or Issuing Bank or Swing Line Bank hereunder.

         "FOREIGN SUBSIDIARY" means any Subsidiary organized under the laws of any jurisdiction other than the United States of America or any State thereof.

         "GAAP" has the meaning specified in Section 1.03.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "GUARANTEED OBLIGATIONS" has the meaning specified in the Guaranty.

         "GUARANTORS" means (i) each Domestic Subsidiary of the Borrower, (ii) each of the Subsidiary Guarantors, and (iii) each Person which shall have executed and delivered or become a party to a Guaranty hereunder.

         "HAZARDOUS MATERIALS" means (i) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (ii) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

         "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

         "HEDGE BANK" means any Lender Party in its capacity as a party to a Bank Hedge Agreement.

         "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b).

         "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit.

         "INITIAL FUNDING DATE" means the date on which all of the conditions precedent set forth in Section 3.02 are satisfied or waived by the Required Lenders and the initial Advances are made by the Lender Parties hereto to the Borrower to facilitate the purchase by Bidco of the Target Shares pursuant to the Offer.

         "INITIAL ISSUING BANK" has the meaning specified in the recital of parties to this Agreement.

         "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

         "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

         "INTEREST EXPENSE" means, with respect to any Person for any period, interest expense on all Debt of such Person for such period net of interest income for such period, whether paid or accrued, determined on a Consolidated basis for such Person and its Subsidiaries and in accordance with GAAP, and including, without limitation, (i) in the case of the Borrower, interest expense in respect of Debt resulting from Advances, (ii) the interest component of all obligations under Capitalized Leases, (iii) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, Letters of Credit), (iv) the net payment, if any, payable in connection with Hedge Agreements less the net credit, if any, received in connection with Hedge Agreements and (v) all fees paid by the Borrower pursuant to Section 2.08(a) (other than non-cash amortization related thereto).

         "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 1:00 p.m. (New York time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) The Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                  (b) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                  (c) Whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

                  (d) Until the earlier of (i) one hundred twenty (120) days after the Initial Funding Date, or (ii) the date on which the Administrative Agent notifies the Borrower that the syndication of the Facilities has been completed, only Interest Periods with a duration of seven days shall be available to the Borrower for Eurodollar Rate Advances.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "INVENTORY" of any Person means all of such Person's now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in such Person's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

         "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person.

         "ISSUING BANK" means the Initial Issuing Bank and each Eligible Assignee to which the Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07.

         "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

         "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(d)(ii)(A).

         "LENDER PARTY" means any Lender, the Issuing Bank or the Swing Line
Bank.

         "LENDER(S)" means the Initial Lender(s) and each Person that shall become a Lender hereunder pursuant to Section 8.07.

         "LETTER OF CREDIT" means any Letter of Credit issued hereunder (as specified in Section 2.03(a)).

         "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

         "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.03(a).

         "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuing Bank, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignments and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Issuing Bank's "Letter of Credit Commitment," as such amount may be reduced pursuant to Section 2.05.

         "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

         "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "LOAN DOCUMENTS" means (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) each Subsidiary Guaranty, (v) each Guaranty delivered pursuant to Section 5.01(k) and Section 5.01(p)(ii) hereof, (vi) each Letter of Credit Agreement, (vii) each Bank Hedge Agreement, and (viii) all other agreements, instruments and documents executed in connection with the foregoing, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

         "LOAN PARTY" means each of the Borrower and the Guarantors.

         "MARGIN STOCK" has the meaning specified in Regulations T, U and X.

         "MATERIAL ADVERSE EFFECT" means any fact of circumstance which (a) materially and adversely affects the business or financial condition of the Borrower and its Subsidiaries, taken as a whole, or (b) materially and adversely affects the ability of the Borrower and the Guarantors, taken as a whole, to perform their collective obligations under the Loan Documents.

         "MATERIAL CONTRACT" means, with respect to any Person, each written contract which would create a monetary obligation of such Person, or a right to receive funds by such Person, and each other written contract to which such Person is a party which is material to the business and operations of such Person, the absence of which could reasonably be expected to result in a Material Adverse Effect.

         "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (ii) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "NET CASH PROCEEDS" means, with respect to any Asset Disposition, Debt Issuance or Equity Issuance by any Person, or any Extraordinary Receipt, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) in connection with such transaction after deducting therefrom only (without duplication) (i) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (ii) the amount of taxes payable in connection with or as a result of such transaction, (iii) the amount of any Debt secured by a Lien on such asset that is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof and
(iv) the amount to be used to replace any such asset.

         "NOTE" means a Term Loan Note, a Revolving Credit Note or a Swing Line Note, and collectively, the "NOTES".

         "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

         "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

         "NOTICE OF SWING LINE BORROWING" has the meaning specified in Section 2.02(b).

         "NOTICE OF TERMINATION" has the meaning specified in Section 2.01(d).

         "NPL" means the National Priorities List under CERCLA.

         "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (i) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document, and (ii) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

         "OECD" means the Organization for Economic Cooperation and Development.

         "OFFER" means the offer for the Target Shares made or to be made by the Borrower and/or Bidco on the terms and conditions contained in the Press Release, as such offer may be amended, varied or waived in compliance with
Section 5.01(q).

         "OFFER DOCUMENTS" means the documents to be issued on behalf of the Borrower or Bidco to the shareholders of Target containing the Offer outlined in the Press Release.


         "OTHER TAXES" has the meaning specified in Section 2.12(b).

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

         "PERMITTED ACQUISITION" means the acquisition by the Borrower or any of its Subsidiaries of any Person or of any division or line of business of any Person or of any Person with (or without) its Subsidiaries (any such acquired Person, division or line or business, or Person and Subsidiaries being herein called a "PROPOSED BUSINESS") either by merger, consolidation, purchase of the majority of the Voting Stock, or purchase of all or any portion of the assets of such Proposed Business, provided that each of the conditions to any such acquisition set forth below shall have been satisfied as of the consummation of such acquisition:

                  (a) such Proposed Business is principally engaged in substantially the same or similar line of business as the Borrowers or any of its Subsidiaries;

                  (b) the Required Lenders shall have consented to the acquisition (such consent not to be unreasonably withheld) in the event that the total consideration paid by the Borrower and its Subsidiaries (whether in cash, by the assumption or incurrence of Debt (including seller notes and other liabilities otherwise permitted to be incurred under this Agreement), by the transfer of any other assets or properties by any Loan Party to the seller in connection with such acquisition, or by Equity Issuances by the Borrower in connection with such acquisition), shall equal or exceed (and including in the computation of consideration the amount of any contingent, earnout and deferred payments reasonably likely to be paid in the next succeeding 12 months) (i) Thirty Million Dollars ($30,000,000) in respect of any single acquisition (or series of related acquisitions) or (ii) Fifty Million Dollars ($50,000,000) in respect of all acquisitions in any twelve (12) month period ending on the last day of the calendar month immediately preceding the closing of the proposed acquisition;

                  (c) after giving effect to any such acquisition, there shall be not less than Twenty Million Dollars ($20,000,000) in the aggregate, of Unused Revolving Credit Commitments and cash on hand;

                  (d) no Event of Default shall exist or be continuing or would exist after giving effect to such acquisition;

                  (e) all assets and properties acquired in connection with such proposed acquisition shall be free and clear of all Liens, except as otherwise permitted in this Agreement; and

                  (f) concurrently with the making of such an acquisition consisting of assets, the Borrower shall, as additional collateral security for the Obligations, grant to the Administrative Agent for the ratable benefit of the Lenders, liens on and security interests in any of the acquired assets of the type previously granted to the Administrative Agent (subject only to Permitted Liens) by the execution and delivery to the Administrative Agent of such agreements, instruments and documents as shall be satisfactory in form and substance to the Administrative Agent.

Notwithstanding the foregoing, (a) the Transaction shall be a Permitted Acquisition for all purposes set forth in this Agreement, and (b) except for the Transaction, if applicable, in no event shall a Permitted Acquisition be deemed to include an unsolicited tender offer or other takeover (other than a tender offer) which does not have the approval of the board of directors of the Proposed Business prior to the time the Borrower has taken control of the Proposed Business.

         "PERMITTED ACQUISITION DOCUMENTS" means, in respect of a Permitted Acquisition, the final executed copy of the asset or stock purchase agreement or the merger agreement, as the case may be, and all other material agreements, documents or instruments to be executed and/or delivered by any Loan Party in connection with such Permitted Acquisition.

         "PERMITTED ACQUISITION PURCHASE PRICE" means, with respect to any Permitted Acquisition, the cash purchase price (including related reasonable and customary fees and costs with respect to such acquisition) paid by the Borrower or its Subsidiary making such purchase in respect thereof.

         "PERMITTED LIENS" means any of the following: (i) Liens for taxes, assessments and governmental charges or levies (x) not yet due and payable or
(y) due and payable that are being contested in good faith and by appropriate proceedings diligently conducted, provided that in the case of Liens under this clause (y), reserves or other appropriate provisions shall have been established therefor in accordance with GAAP; (ii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than sixty (60) days or which are being contested in good faith and by appropriate proceedings diligently conducted, provided that reserves or other appropriate provisions shall have been established therefor in accordance with GAAP; (iii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (iv) Permitted Real Property Encumbrances.

         "PERMITTED REAL PROPERTY ENCUMBRANCES" means, with respect to any particular real property, easements, zoning restrictions or other restrictions, rights-of-way, encroachments, covenants or encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any of its Subsidiaries or materially impair the use thereof to the Borrower or any Subsidiary.

         "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

         "PLEDGE AGREEMENT" has the meaning specified in Section 3.02(g)(iv).

         "PLEDGED COLLATERAL" means the "Pledged Shares" or "Pledged Stock" as defined in the relevant Collateral Document.

         "POSTING DATE" means the date of posting the Offer Documents, which in any event shall not be more than 28 days after the Announcement Date.

         "PRESS RELEASE" means the form of press release agreed between the Borrower and the Administrative Agent, which has been initialed by or on behalf of the Borrower and the Administrative Agent for the purpose of identification.

         "PRIME RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by Fleet in Boston, Massachusetts from time to time, as Fleet's prime rate, which is not necessarily the lowest rate made available by Fleet; or

                  (b) one-half (1/2) of one percent per annum above the Federal Funds Rate.

         "PRIME RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(i).

         "PROPOSED BUSINESS" has the meaning specified in the definition of "Permitted Acquisition".

         "PRO RATA SHARE" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

         "RECEIVABLES" means all Receivables referred to in Section 1(c) of the Security Agreement.

         "REDUCTION AMOUNT" has the meaning specified in Section 2.06(d)(iii).

         "REGISTER" has the meaning specified in Section 8.07(d).

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System, as the same may be modified and supplemented and in effect from time to time.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as the same may be modified and supplemented and in effect from time to time.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System, as the same may be modified and supplemented and in effect from time to time.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials) or into or from any property, including, without limitation, the movement of any Hazardous Materials through the air, soil, surface waters or ground water.

         "RELEVANT EVENT OF DEFAULT" has the meaning specified in Section 6.02.

         "RELEVANT REPRESENTATIONS AND WARRANTIES" means each of the matters represented in Section 4.01(a)(i), 4.01(a)(ii) (with respect to the Borrower and Bidco), 4.01(c)(i), 4.01(c)(ii), 4.01(d)(i), 4.01(e), 4.01(s) and 4.01(y).

         "RELEVANT UNDERTAKINGS" means each of the undertakings and covenants contained in Sections 5.01(e), 5.01(q)(i), (iii), (v), and (x).

         "REMEDIAL" shall have the meaning as set forth in CERCLA at 42 U.S.C. Section 9601(24) and/or any other applicable Environmental Laws.

         "REMOVAL" shall have the meaning as set forth in CERCLA at 42 U.S.C. Section 9601(23) and/or any other applicable Environmental Laws.

         "REPURCHASED SHARES" has the meaning specified in Section 5.02(g)(iv).

         "REQUIRED LENDERS" means at any time Lenders owed or holding greater than 50% of the sum of (i) the aggregate principal amount of the Advances outstanding at such time and (ii) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Lenders holding greater than 50% of the aggregate of the Term Loan Commitments and the Revolving Credit Commitments; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, and (ii) the aggregate Term Loan Commitment and the Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank, Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

         "RESPONSE" shall have the meaning as set forth in CERCLA at 42 U.S.C.Section 9601(25) and/or any other applicable Environmental Laws.

         "RESPONSIBLE OFFICER" means, in the case of any Loan Party, the chief executive officer, chief financial officer or the treasurer of such Loan Party.

         "REVOLVING CREDIT ADVANCE" has the meaning specified in Section
2.01(a).

         "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

         "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on
Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 8.07(d) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.05. The initial aggregate amount of the Lenders' Revolving Credit Commitments is $100,000,000.

         "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

         "REVOLVING CREDIT LENDER" means any Lender that has a Revolving Credit Commitment.

         "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit B hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender, as each may hereafter be amended, restated, supplemented, replaced or otherwise modified from time to time.

         "REVOLVING CREDIT TERMINATION DATE" means the earlier of (x) the sixth anniversary of the Initial Funding Date and (y) the Termination Date.

         "SECURED OBLIGATIONS" has the meaning specified in the Security Agreement.

         "SECURED PARTIES" means the Administrative Agent, the Lender Parties, and the Hedge Banks and the other Persons whose Obligations are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

         "SECURITY AGREEMENT" has the meaning specified in Section 3.02(g)(i).

         "SENIOR DEBT" means, as at any date of determination thereof, the aggregate outstanding principal balance of (a) all Term Loan Advances and Revolving Credit Advances, (b) all Debt of the Borrower and its Subsidiaries, if any, secured by purchase money security interests, conditional sale arrangements or other similar security interests, (c) obligations of the Borrower and its Subsidiaries, if any, with respect to Capitalized Leases and (d) other Debt of the Borrower and its Subsidiaries, if any, which is not subordinated to other debt in the priority of payment.

         "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (ii) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "SOLVENT" and "SOLVENCY" mean, that on a particular date (a) with respect to any Person (other than a Person subject to clause (b) below) on such date, (i) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's assets would constitute an unreasonably small capital; and (b) with respect to any Person incorporated in England, on such date such Person has the ability to pay its debts as and when they fall due and could not be deemed to be insolvent for the purposes of the Insolvency Act 1986 of the United Kingdom. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SQUEEZE-OUT" has the meaning specified in the Preliminary Statements hereto.

         "SQUEEZE-OUT DATE" means the Business Day after the Business Day following the last date upon which Bidco becomes obliged to pay any consideration for the purchase of the ordinary Target Shares pursuant to Sections 428-430F of the Companies Act.

         "SQUEEZE-OUT PERIOD" means the period from the Initial Funding Date to and including the Squeeze-Out Date.

         "STANDBY LETTER OF CREDIT" means any Letter of Credit other than a Trade Letter of Credit.

         "STERLING" and the symbol "Pound sterling" each mean the lawful currency of the United Kingdom.

         "STRATEGIC INVESTMENT" has the meaning specified in Section 5.02(f)(x).

         "SUBORDINATED DEBT" means any Debt of the Borrower or any of its Subsidiaries that is subordinated to the Obligations of the Borrower under the Loan Documents on, and that otherwise contains, terms and conditions reasonably satisfactory to the Administrative Agent and Required Lenders.

         "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate (a) of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; and (b) with respect to any Person incorporated in England, a subsidiary within the meaning of Section 736 of the Companies Act or, unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 258 of the Companies Act.

         "SUBSIDIARY GUARANTOR" means, collectively, (i) each Domestic Subsidiary on the Announcement Date and each other Domestic Subsidiary created or acquired after the Announcement Date, and (ii) to the extent required pursuant to Section 5.01(p), each Foreign Subsidiary.

         "SUBSIDIARY GUARANTY" has the meaning specified in Section 3.02(g)(ii).

         "SURVIVING DEBT" shall mean the Debt which shall remain outstanding from and after the date hereof.

         "SWING LINE ADVANCE" means an advance made by the Swing Line Bank pursuant to Section 2.01(c).

         "SWING LINE ADVANCE OUTSTANDING" means the aggregate amount of all Swing Line Advances outstanding as at the close of business on the day immediately preceding each Swing Line Rollover Date.

         "SWING LINE BANK" means Fleet.

         "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

         "SWING LINE FACILITY" has the meaning specified in Section 2.01(c).

         "SWING LINE NOTE" means a promissory note of the Borrower payable to the order of the Swing Line Bank, in substantially the form of Exhibit D hereto, evidencing the indebtedness of the Borrower to such Swing Line Bank resulting from the Swing Line Advances made by such Swing Line Bank, as it may hereafter be amended, restated, supplemented, replaced or otherwise modified from time to time.

         "SWING LINE RATE" has the meaning specified in Section 2.01(c).

         "SWING LINE ROLLOVER DATE" means the calendar day Wednesday or, if such Wednesday is not a Business Day, the next succeeding Business Day.

         "TARGET" has the meaning specified in the Preliminary Statements hereto.

         "TARGET SHARES" means the issued shares of each class of the capital of the Target (including any shares of the Target issued while the Offer remains open for acceptance).

         "TAXES" has the meaning specified in Section 2.12(a).

         "TERMINATION DATE" means the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

         "TERM LOAN ADVANCE" has the meaning specified in Section 2.01(b).

         "TERM LOAN BORROWING" means a borrowing consisting of simultaneous Term Loan Advances of the same Type made by the Term Loan Lenders.

         "TERM LOAN COMMITMENT" means, with respect to any Term Loan Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term Loan Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Term Loan Commitment" as such amount may be reduced at or prior to such time pursuant to Section 2.05. The initial aggregate amount of the Lenders' Term Loan Commitments is $250,000,000.

         "TERM LOAN FACILITY" means, at any time, the aggregate amount of the Term Loan Lenders' Term Loan Commitments at such time.

         "TERM LOAN LENDER" means any Lender that has a Term Loan Commitment.

         "TERM LOAN NOTE" means a promissory note of the Borrower payable to the order of any Term Loan Lender, in substantially the form of Exhibit C hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Loan Advance made by such Lender, as each may hereafter be amended, restated, supplemented, replaced or otherwise modified from time to time.

         "TERM LOAN TERMINATION DATE" means the earlier of (x) the sixth anniversary of the Initial Funding Date and (y) the Termination Date.


         "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of the Issuing Bank.

         "TRANSACTION" means (i) the Offer, (ii) the purchase of Target Shares by Bidco, (iii) the Initial Extension of Credit made on the Initial Funding Date, and (iv) the refinancing of certain Debt of the Borrower and its Subsidiaries on the Initial Funding Date.

         "TRANSACTION DOCUMENTS" has the meaning specified in Section 4.01(y).

         "TOTAL FUNDED DEBT" means, at any date of determination thereof, the aggregate outstanding balance of all Debt of the Borrower and its Subsidiaries (other than (x) Debt arising from Hedge Agreements, (y) guaranties of any such Debt as described in clauses (viii) and (ix) of the definition "Debt" and (z) Debt described in Section 5.02(b)(iii)(F)).

         "TYPE" refers to the distinction between Advances bearing interest at the Prime Rate and Advances bearing interest at the Eurodollar Rate.

         "UNCONDITIONAL DATE" means the date upon which the Offer becomes or is declared unconditional in all respects.

         "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender, at any time, (x) such Lender's Revolving Credit Commitment at such time minus (y) the sum of (1) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (2) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time.

         "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, including, without limitation, partnership interests and membership interests issued by a limited liability company, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

         "WHOLLY-OWNED SUBSIDIARY" means with respect to any Person, any Subsidiary, all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

         "WITHDRAWAL LIABILITIES" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

         SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").


                                   ARTICLE II
                              AMOUNTS AND TERMS OF
                     THE ADVANCES AND THE LETTERS OF CREDIT

         SECTION 2.01.  THE ADVANCES.

         (a) THE REVOLVING CREDIT ADVANCES. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the Initial Funding Date until the Revolving Credit Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of the Unused Revolving Credit Commitments in effect from time to time, the Borrower may borrow, repay and reborrow.

         (b) THE TERM LOAN ADVANCES. Each Term Loan Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM LOAN ADVANCE") to the Borrower on the Initial Funding Date in an amount not to exceed such Lender's Term Loan Commitment at such time. The Term Loan Borrowing shall consist of Term Loan Advances made simultaneously by the Term Loan Lenders ratably according to their Term Loan Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

         (c) THE SWING LINE ADVANCES. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank shall, so long as no Default or Event of Default shall have occurred and be continuing, make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the Initial Funding Date until the Revolving Credit Termination Date (i) in an aggregate amount not to exceed at any time outstanding $5,000,000 (the "SWING LINE FACILITY") and (ii) in an amount for each such Swing Line Borrowing not to exceed an amount equal to (x) the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time minus (y) the aggregate Swing Line Advances outstanding at such time. Each Swing Line Advance shall be in integral multiples of $100,000. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall bear interest at the rate established pursuant to the Fee Letter (the "SWING LINE RATE"). Within the limits of the Swing Line Facility and within the limits referred to in this Section 2.01(c), the Borrower may borrow and reborrow under this Section 2.01(c) and may repay or prepay the Swing Line Advances at such times prior to the Revolving Credit Termination Date, and in such integral multiples, as the Borrower may elect.

         (d) LETTERS OF CREDIT. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue Letters of Credit for the account of the Borrower from time to time on any Business Day during the period from the Initial Funding Date until sixty (60) days before the Revolving Credit Termination Date (A) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (B) in an Available Amount for each such Letter of Credit not to exceed an amount equal to (x) the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time minus (y) the aggregate Swing Line Advances outstanding at such time. No Letter of Credit shall have an expiration date (excluding all rights of the Borrower or the beneficiary to require renewal) later than the earlier of (A) sixty (60) days before the sixth anniversary of the Initial Funding Date, (B) in the case of Standby Letters of Credit, 365 days after the date of issuance thereof and (C) in the case of a Trade Letter of Credit, 180 days after the date of issuance thereof. The foregoing notwithstanding, any Standby Letter of Credit may, by its terms, be automatically renewable annually unless such Issuing Bank shall have notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit (but in any event at least thirty (30) Business Days prior to the date of automatic renewal) of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION"); provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than sixty (60) days before the Revolving Credit Termination Date. If a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any Letter of Credit Advances resulting from drawings under Letters of Credit pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(d).

         SECTION 2.02.  MAKING THE ADVANCES.

         (a) Except as otherwise provided in Section 2.03 or, with respect to Swing Line Advances in Section 2.02(b) below, each Borrowing shall be made on notice, given not later than 1:00 p.m. (New York time) on the third Business Day prior to the date of the proposed Borrowing in the case of Eurodollar Rate Advances and on the date of the proposed Borrowing in the case of Prime Rate Advances by the Borrower to the Administrative Agent, which shall give to each appropriate Lender same day notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") may be by telephone, confirmed immediately in writing, or telex or telecopier in substantially the form of Exhibit E hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each appropriate Lender shall, (x) before 1:00 p.m. (New York time) on the date of such Borrowing in the case of Eurodollar Rate Advances and (y) before 3:00 p.m. (New York time) on the date of such Borrowing in the case of Prime Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank, the Issuing Bank and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing in accordance with the terms of this Agreement, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank, the Issuing Bank and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

         (b) Each Swing Line Borrowing shall be made either (x) on notice, given not later than 1:00 p.m. (New York time) on the Business Day of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent or (y) pursuant to other arrangements, including, by way of example and not of limitation, arrangements for daily repayments and borrowings on each Business Day, which are satisfactory in form and substance to the Swing Line Bank, the Administrative Agent and the Borrower. Each notice of a Swing Line Borrowing pursuant to clause (x) in the immediately preceding sentence (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing and (ii) amount of such Borrowing. The Swing Line Bank shall make the amount of the Swing Line Advance available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the

Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. If, and to the extent, any Swing Line Advance shall be outstanding on the date of any Revolving Credit Borrowing, such Swing Line Advance shall first be repaid from the proceeds of such Revolving Credit Borrowing prior to disbursement to the Borrower pursuant to the proviso in
Section 2.02(a) above. In addition, (x) the Swing Line Bank may, at any time, in its sole discretion by written notice to the Borrower and the Administrative Agent, demand repayment of its Swing Line Advances or, (y) in the event the Swing Line Advance Outstanding exceeds $1,000,000, on each Swing Line Rollover Date such Swing Line Advance Outstanding shall be automatically rolled over into the Revolving Credit Facility, and in either case the Borrower shall be deemed to have requested a Revolving Credit Advance hereunder comprised entirely of a Prime Rate Advance in the amount of such Swing Line Advances from all the Revolving Credit Lenders based on each such Lender's Pro Rata Share and the Revolving Credit Lenders shall make a Revolving Credit Advance (comprised entirely of a Prime Rate Advance and based on each such Lender's Pro Rata Share) in an amount equal to (i) all outstanding Swing Line Advances as of the date of such demand in the case of clause (x) above or (ii) the Swing Line Advance Outstanding in the case of clause (y) above, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to such Lender's Pro Rata Share thereof, without regard to whether or not the conditions set forth in
Section 3.02 have otherwise been satisfied. The proceeds from such Revolving Credit Advance shall be applied directly to the Swing Line Bank to repay the Swing Line Bank for such outstanding Swing Line Advances. The Borrower hereby agrees to each such automatic rollover into the Revolving Credit Facility and to each such Revolving Credit Advance. Each Revolving Credit Lender agrees to each such automatic rollover into the Revolving Credit Facility and to make each such Revolving Credit Advance based on its Pro Rata Share on (i) the Swing Line Rollover Date or such other Business Day on which demand therefor is made by the Swing Line Bank; provided that notice of such demand is given not later than 3:00 P.M. (New York time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent, for the account of the Swing Line Bank, forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Revolving Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

         (c) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances if the obligation of the appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or Section 2.10, and (ii) Eurodollar Rate Advances may not be outstanding as part of more than ten (10) separate Borrowings.

         (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits as reasonably determined by such Lender), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

         (e) Unless the Administrative Agent shall have received notice from an appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

         (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

         (g) After the occurrence of an Event of Default (other than a Relevant Event of Default) during the Certain Funds Period, the Borrower hereby requests that any Advances being made to facilitate the purchase of Target Shares be funded as a loan to the Borrower but be paid directly to the receiving agent for the Offer pursuant to wire transfer information provided by the Borrower.

         SECTION 2.03. ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT.

         (a) REQUEST FOR ISSUANCE. Each Letter of Credit shall be issued upon notice, given not later than 1:00 p.m. (New York time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") may be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such issuance (which shall be a Business Day),
(ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such customary application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank, in its reasonable discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower or as otherwise directed by the Borrower in connection with such issuance. In the event and to the extent that the provisions of any such Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

         (b) LETTER OF CREDIT REPORTS. The Issuing Bank shall furnish (i) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (ii) to the Administrative Agent, the Borrower and each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (iii) to the Administrative Agent, the Borrower and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

         (c) DRAWING AND REIMBURSEMENT. The Borrower shall be obligated pursuant to each Letter of Credit Agreement to reimburse the Issuing Bank within two (2) Business Days after demand in immediately available funds for drafts drawn under any Letter of Credit. If any drawing is not so reimbursed, then the payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance which shall be a Prime Rate Advance, in the amount of such draft. The Borrower, the Administrative Agent and each Revolving Credit Lender hereby acknowledge and agree that Letter of Credit Advances may be made, or deemed made, by the Issuing Bank in respect of any Letter of Credit and to participate in all Letter of Credit Advances made hereunder as provided herein. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available (for the account of its Applicable Lending Office) to the Administrative Agent (for the account of the Issuing Bank), by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank; provided that notice of such demand is given not later than 1:00 p.m. (New York time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Revolving Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

         (d) FAILURE TO MAKE LETTER OF CREDIT ADVANCES. The failure of any Lender to make any Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

         SECTION 2.04. REPAYMENT OF ADVANCES.

         (a) REVOLVING CREDIT ADVANCES. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Revolving Credit Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.

         (b) TERM LOAN ADVANCES. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Loan Lenders the aggregate outstanding principal amount of the Term Loan Advances as follows: the first payment date shall be the first day of the tenth month following the month in which the Initial Funding Date occurs, the second payment date shall be the last day of the twelfth month in which the Initial Funding Date occurs, and the third payment date and each payment date subsequent thereto shall be the last day of each third month thereafter. Each payment shall be made in equal quarterly installments (except that the payments in Year 1 shall be one-half of the amount for such year) based upon the annual amounts set forth below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

              YEAR                           AMOUNT
              ----                           ------
             Year 1                        $10,000,000

             Year 2                        $30,000,000

             Year 3                        $40,000,000

             Year 4                        $55,000,000

             Year 5                        $55,000,000

             Year 6                        $60,000,000


provided, however, that notwithstanding the foregoing, the final principal installment shall occur no later than the Term Loan Termination Date and shall be in an amount equal to the aggregate principal amount of the Term Loan Advances outstanding on such date.

         (c) SWING LINE ADVANCES. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by such Swing Line Bank in accordance with Section 2.02(b), but in any event no later than the Revolving Credit Termination Date.

         (d) LETTER OF CREDIT ADVANCES. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Revolving Credit Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                           (A) any lack of validity or enforceability of any
Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating to any of the foregoing (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                           (B) any change in the time, manner or place of
payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                           (C) the existence of any claim, set-off, defense or
other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                           (D) any statement or any other document presented
under a Letter of Credit should prove to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

                           (E) any exchange, release or non-perfection of any
Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents.

         SECTION 2.05. TERMINATION OR REDUCTION OF THE COMMITMENTS.

         (a) OPTIONAL. The Borrower may, upon at least three (3) Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Unused Revolving Credit Commitments, the Swing Line Facility and/or the Letter of Credit Facility; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof, and (ii) shall be made ratably among the appropriate Lenders in accordance with their Commitments with respect to such Facility.

         (b) MANDATORY.

                  (i) On the date of the Term Loan Borrowing, after giving effect to such Term Loan Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term Loan Advances, the aggregate Term Loan Commitments of the Term Loan Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term Loan Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term Loan Advances then outstanding; provided, however, that the Term Loan Commitments shall terminate, and all Advances made thereunder shall be repaid in full, no later than the Term Loan Termination Date.

                  (ii) On and after the date that all Term Loan Advances shall have been repaid in full, the Revolving Credit Facility shall be automatically and permanently reduced on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i), (ii), (iii), (iv) or (v) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

                  (iii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  (iv) In the event that:

                           (A) the Offer Documents are not posted on or prior to
the twenty-eighth (28th) day following the Announcement Date;

                           (B) the Company and/or Bidco withdraws the Offer or
the Offer lapses in accordance with the City Code;

                           (C) the Offer has not gone wholly unconditional in
accordance with the City Code within four (4) calendar months after the Announcement Date; or

                           (D) the Initial Funding Date has not occurred within
fourteen (14) days after the Offer has gone wholly unconditional in accordance with the City Code, or within 180 days after the Announcement Date, whichever is the earlier to occur,

then all of the Commitments shall be automatically terminated and this Agreement shall be of no further force or effect, unless prior to such date the Commitments have been extended by the Administrative Agent, in its sole discretion, in writing.

         SECTION 2.06. PREPAYMENTS AND REPAYMENTS.

         (a) OPTIONAL. The Borrower may, upon at least three (3) Business Days' notice in the case of Eurodollar Advances and same day notice in the case of Prime Rate Advances to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment or repayment, as the case may be, and if such notice is given, the Borrower shall, without premium or penalty, prepay or repay, as the case may be, the outstanding aggregate principal amount of the Advances, in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid or repaid, as the case may be; provided, however, that (i) each partial prepayment or repayment, as the case may be, shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (ii) if any prepayment or repayment, as the case may be, of a Eurodollar Rate Advance shall be made on a day other than on the last day of an Interest Period therefor, the Borrower shall, together with such prepayment or repayment, as the case may be, pay any Eurodollar Rate breakage costs as provided in Section 8.04(c). Each prepayment or repayment, as the case may be, made pursuant to this Section 2.06(a) shall be applied in accordance with the Borrower's direction.

         (b) MANDATORY. With respect to (i) any sale, lease, transfer or other disposition of any property or asset of the Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of any such property or asset as set forth in Section 5.02(e)(i) and (e)(iii) (each an "ASSET DISPOSITION", and collectively, "ASSET DISPOSITIONS")), (ii) any Equity Issuance, (iii) any Debt Issuance, (iv) any Extraordinary Receipt, or (v) any Excess Cash Flow, the Borrower shall, (w) within fifteen (15) days after receipt by the Borrower or any of its Subsidiaries of the Net Cash Proceeds from such Asset Disposition or Extraordinary Receipt, as the case may be, or, (x) with respect to an Equity Issuance, within two (2) Business Days after the requirement set forth in clause (e) of the definition of "Equity Issuance" pertaining to the application thereof to the applicable Permitted Acquisition Purchase Price has not been met, (y) with respect to any Debt Issuance, within two (2) Business Days of receipt by the Borrower of the Net Cash Proceeds therefrom, or (z) with respect to any Excess Cash Flow, within 105 days after the end of the Fiscal Year for which such Excess Cash Flow was calculated, in any case prepay or repay, as the case may be (without premium or penalty), the then outstanding Advances in an amount equal to (w) one hundred percent (100%) of such Net Cash Proceeds resulting from such Asset Disposition or Extraordinary Receipt, (x) fifty percent (50%) of such Net Cash Proceeds resulting from such Equity Issuance, (y) one hundred percent (100%) of such Net Cash Proceeds resulting from such Debt Issuance, and (z) if the ratio of

Consolidated Senior Debt to EBITDA, as computed in accordance with Section 5.04(b), is greater than or equal to 2.50:1.00, 75%, and if such ratio is less than 2.50:1.00, 50%; provided, however, that in the event the Net Cash Proceeds from any Asset Disposition are less than $1,000,000, the provisions of this
Section 2.06(b) shall not be applicable thereto. Each prepayment or repayment, as the case may be, made pursuant to this Section 2.06(b) shall be subject to the provisions of Section 8.04(c) and shall be applied as set forth in clause
(c) below. Notwithstanding anything to the contrary contained in this Section 2.06(b) and in Section 2.06(c), with respect to any Equity Issuance of the Repurchased Shares, the Borrower shall, within two (2) Business Days after receipt by the Borrower or any of its Subsidiaries of the Net Cash Proceeds from such Equity Issuance, prepay or repay, as the case may be (without premium or penalty), the then outstanding Revolving Credit Advances in an amount equal to one hundred percent (100%) of such Net Cash Proceeds.

         (c) APPLICATION OF PREPAYMENTS AND REPAYMENTS. All prepayments or repayments, as the case may be, made pursuant to clause (b) of this Section 2.06 shall be applied to the outstanding Advances as follows:

                  (i) All mandatory prepayments and repayments pursuant to clauses (i), (iii) or (iv) of clause (b) of this Section 2.06 shall be applied:

                           (A) first, an amount of such prepayment or repayment
which, when added to any prior prepayments pursuant to clauses (i), (iii) or
(iv) of clause (b) of this Section 2.06 shall equal $10,000,000, shall be applied to prepay Term Loan Advances then outstanding in the direct order of maturity thereof;

                           (B) second, to prepay or reduce any Term Loan
Advances then outstanding on a pro rata basis until such Term Loan Advances are paid in full;

                           (C) third, to prepay Letter of Credit Advances then
outstanding until all such Letter of Credit Advances are paid in full; and

                           (D) fourth, to prepay Revolving Credit Advances then
outstanding (whereupon the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.05(b)(ii) in the amount of such prepayment) until such Revolving Credit Advances are paid in full; and

                           (E) fifth, deposited in the L/C Cash Collateral
Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding.

                  (ii) All mandatory prepayments and repayments pursuant to clauses (ii) or (v) of clause (b) of this Section 2.06 shall be applied:

                           (A) first, to prepay Term Loan Advances then
outstanding in inverse order of the maturity of the principal payments due in respect thereof until all such Term Loan Advances are paid in full;

                           (B) second, to prepay Letter of Credit Advances then
outstanding until all such Letter of Credit Advances are paid in full; and

                           (C) third, to prepay Revolving Credit Advances then
outstanding (whereupon the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.05(b)(ii) in the amount of such prepayment) until such Revolving Credit Advances are paid in full; and

                           (D) fourth, deposited in the L/C Cash Collateral
Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding.

         (d) MISCELLANEOUS PROVISIONS RELATING TO PREPAYMENTS AND MAINTENANCE OF L/C CASH COLLATERAL ACCOUNT.

                  (i) To the extent that any application provided for in clause
(c) of this Section 2.06 allocable to Eurodollar Rate Advances shall occur on other than the last day of an applicable Interest Period, the Borrower shall be required to pay the amounts provided for in Section 8.04(c) hereof.

                  (ii) Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable. Upon the termination of all of the Commitments and the payment in full of all Obligations, the termination or expiration of all Letters of Credit and the payment in full of all Obligations in respect of all Letters of Credit, then all amounts remaining on deposit in the L/C Cash Collateral Account shall be returned to the Borrower.

                  (iii) The amount remaining (if any) after the required prepayment of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding in accordance with clause (c) of this Section 2.06 (the sum of such prepayment amounts, and cash collateralization amounts being referred to herein as the "REDUCTION AMOUNT") may be retained by the Borrower.

                  (iv) The Borrower shall, within fifteen (15) days following the end of each month in each Fiscal Year, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such day.

                  (v) At any time that the aggregate amount of Revolving Credit Advances outstanding exceeds the Revolving Credit Availability, the Borrower shall immediately repay Revolving Credit Advances to the extent necessary to reduce the principal balance of Revolving Credit Advances to an amount equal to or less than the Revolving Credit Availability.

                  (vi) The provisions of this Section 2.06 shall not be construed to permit any Equity Issuance, Debt Issuance or Asset Disposition otherwise prohibited under the terms of this Agreement.

         SECTION 2.07. INTEREST.

         (a) SCHEDULED INTEREST. The Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) PRIME RATE ADVANCES. During such periods as such Advance is a Prime Rate Advance, a rate per annum equal at all times to the sum of (x) the Prime Rate in effect from time to time plus (y) the Applicable Margin for such Advance in effect from time to time, payable in arrears monthly on the last day of each month during such periods and on the date such Prime Rate Advance shall be Converted or paid in full.

                  (ii) EURODOLLAR RATE ADVANCES. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin for such Advance in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (iii) SWING LINE ADVANCES. During such periods as such Advance is a Swing Line Advance, a rate per annum equal at all times to the Swing Line Rate in effect from time to time, payable in arrears monthly on the last day of each month during such periods and on the date such Swing Line Advance shall be rolled over into the Revolving Credit Facility as provided in Section 2.02(b) or paid in full.

         (b) DEFAULT INTEREST. (i) With respect to any principal amount of any Advance not paid when due by the Borrower (whether at the stated maturity, by acceleration or otherwise), the Borrower shall pay interest on such unpaid principal amount, in arrears on the dates referred to in clause (a)(i) or
(a)(ii) above and on demand, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) with respect to the amount of any interest, fee or other amount payable hereunder not paid when due (whether at the stated maturity, by acceleration or otherwise) the Borrower shall pay interest on such amount to the fullest extent permitted by law from the date such amount shall be due until such amount shall be paid in full, in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Prime Rate Advances pursuant to clause (a)(i) above.

         (c) NOTICE OF INTEREST RATE. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Administrative Agent shall give notice to the Borrower and each appropriate Lender of the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or
(ii).

         SECTION 2.08. FEES.

         (a) COMMITMENT FEES. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, commitment fees on the Unused Revolving Credit Commitment, from the earlier of: (i) Initial Funding Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and (ii) 90 days after the date hereof, until the Revolving Credit Termination Date payable in arrears quarterly on the last Business Day of each March, June, September, and December, commencing on the first of such dates after the Initial Funding Date, and on the Revolving Credit Termination Date at the applicable percent per annum set forth in the Unused Commitment Fee Table set forth below, determined in the same manner as are the Applicable Margins for the Facilities, by reference to the ratio of Consolidated Total Funded Debt to EBITDA for the four full fiscal quarters preceding such determination. For purposes of this clause (a), Swing Line Advances shall not constitute utilization of the Revolving Credit Commitments of the Revolving Credit Lenders.

         Notwithstanding the foregoing, prior to the delivery to the Administrative Agent of the Borrower's financial statements for its fiscal quarter ending September 30, 1999, the rate per annum on the average daily Unused Revolving Credit Commitment of each Lender shall be equal to 0.500%.

                           UNUSED COMMITMENT FEE TABLE

                   CONSOLIDATED TOTAL
                  FUNDED DEBT TO EBITDA                          PERCENTAGE
                  ---------------------                          ----------
              Equal to or greater than 4.00 to 1.00                .500%

              Equal to or greater than 3.75 to 1.00,               .500%
              but less than 4.00 to 1.00

              Equal to or greater than 3.00 to 1.00,               .500%
              but less than 3.75 to 1.00

              Equal to or greater than 2.50 to 1.00,               .500%
              but less than 3.00 to 1.00

              Equal to or greater than 2.00 to 1.00,               .375%
              but less than 2.50 to 1.00

              Less than 2.00 to 1.00                               .375%

         (b)      LETTER OF CREDIT FEES.

                  (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing on the first of such dates after the Initial Funding Date, and on the Revolving Credit Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate per annum equal to the Applicable Margin then in effect for Eurodollar Rate Advances under the Revolving Credit Facility.

                  (ii) In addition to the foregoing fees described in Section 2.08(b)(i) above, the Borrower shall pay to the Issuing Bank, for its own account, (x) on the Available Amount of each Letter of Credit, a fronting fee, for the period from the date of issuance of such Letter of Credit to and including the termination thereof, computed at the rate of one quarter of one percent (1/4%) per annum, payable in arrears quarterly on the last Business Day of each March, June, September and December of each year and on the date of termination thereof and (y) transfer fees and other customary fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

         (c) ADMINISTRATIVE AGENT'S FEES. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent, including, without limitation, the fees specified in that certain letter agreement dated February 16, 1999, between Borrower and Fleet (as such letter agreement may be amended, supplemented or otherwise modified from time to time, the "FEE LETTER") and due under and pursuant to such Fee Letter.

         SECTION 2.09.  CONVERSION OF ADVANCES.

         (a) OPTIONAL. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 1:00 p.m. (New York time) on the third Business Day prior to the date of the proposed Conversion to Eurodollar Rate Advances and by 1:00 p.m. on the Business Day of the proposed Conversion to Prime Rate Advances and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Prime Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, no Conversion of any Advances shall be less than the minimum amount applicable under Section 2.01(a) or (b) or result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

         (b) MANDATORY.

                  (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $500,000, such Advances shall automatically Convert into Prime Rate Advances on the last day of the Interest Period relating thereto.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Event of Default and the acceleration of the Notes, interest thereon and other amounts payable by the Borrower under this Agreement and the other Loan Documents pursuant to Article VI, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

         SECTION 2.10. INCREASED COSTS, ETC.

         (a) If, after the date hereof, due to (i) the introduction of any change in reserve requirements included in the Eurodollar Rate Reserve Percentage, any change in the interpretation of, or any change in, any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law made after the date hereof), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If, after the date hereof, due to (i) the introduction of any change in the interpretation of, or any change in, any law or regulation, or
(ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law made after the date hereof), there shall be any increase in the amount of capital required or reasonably expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or the issuance or maintenance of the Letters of Credit, then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party or such corporation in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

         (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed greater than 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

         (d) Notwithstanding any other provision of this Agreement, if, after the date hereof, the introduction of any change in, or any change in the interpretation of, any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) that portion of each Eurodollar Rate Advance made by such Lender under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Prime Rate Advance and (ii) the obligation of such Lender to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

         SECTION 2.11. PAYMENTS AND COMPUTATIONS.

         (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 1:00 p.m. (New York time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

         (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

         (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.12. TAXES.

         (a) Any and all payments by the Borrower hereunder or under the Notes shall be made in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, net income taxes that are imposed by the United States and net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender Party or the Administrative Agent by the local, state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender Party by the local, state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Eligible Assignee, any Lender Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

         (c) The Borrower shall indemnify each Lender Party and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this
Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, except with respect to any Lender Party or the Administrative Agent, as the case may be, for such a liability arising from such Lender Party's or the Administrative Agent's, as the case may be, willful misconduct or gross negligence. This indemnification shall be made within thirty (30) days from the date such Lender Party or the Administrative Agent, as the case may be, makes written demand specifying in reasonable detail the basis therefor.

         (d) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

         (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, (i) on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other Lender Party, and (ii) from time to time thereafter as requested in writing by the Borrower or the Administrative Agent (except to the extent such Lender Party is unable to do so by reason of a change in the Code, any applicable tax treaty, or any official interpretation of either occurring after the Lender Party became such under this Agreement (a "CHANGE IN LAW"), provide each of the Administrative Agent and the Borrower with two (2) original Internal Revenue Service Form 1001 or 4224, as appropriate, and two (2) original Forms W or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form 1001 or 4224, that a Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

         (f) For any period with respect to which a Lender Party described in Section (e) has failed to provide the Borrower with the appropriate form described in subsection (e) (other than if such failure is due to a Change in Law occurring after the date on which a form originally was required to be provided), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure.

         (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

         SECTION 2.13. SHARING OF PAYMENTS, ETC. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (i) on account of Obligations due and payable to such Lender Party hereunder or under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations due and payable to such Lender Party at such time to (y) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder or under the Notes at such time obtained by all the Lender Parties at such time or (ii) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations owing to such Lender Party at such time to (y) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and each such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (x) the purchase price paid to such Lender Party to (y) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (x) the amount of such other Lender Party's required repayment to (y) the total amount of such required repayments to the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender

Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

         SECTION 2.14.  USE OF PROCEEDS.

         (a) The proceeds of the Advances and issuances of Letters of Credit shall be available, and the Borrower shall use such proceeds and Letters of Credit solely for the following purposes: (i) to refinance or prepay all outstanding Debt of the Borrower and its Subsidiaries under the Existing Credit Agreement;

                  (ii) for the acquisition of Target Shares and to refinance or prepay all outstanding Debt of the Target and its Subsidiaries (in accordance with the funding procedures in clause (b) below); and

                  (iii) to finance Permitted Acquisitions, to pay fees and expenses relating to the Transaction, and to provide for working capital and other general corporate purposes of the Borrower and its Subsidiaries.

         (b) The Borrower shall apply the proceeds of all Advances used to purchase Target Shares (i) for the cash consideration to be paid by the Borrower for the portion of the Target Shares constituting the preference shares; or (ii) to make equity contributions and/or intercompany loans to Bidco towards financing the cash consideration to be paid by Bidco for the Target Shares pursuant to acceptances of the Offer, and (iii) for the payment of fees and expenses relating to the Transaction.

         SECTION 2.15.  DEFAULTING LENDERS.

         (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Prime Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection
(a) and shall set forth in such notice (i) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (ii) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

         (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents, payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

                  (i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

                  (ii) second, to the Lender Parties for any Defaulted Amounts then owing to such Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

         (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting

Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Fleet, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Fleet's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

                  (ii) second, to the Lender Parties for any amount then due and payable by such Defaulting Lender to such Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such Lender Parties; and

                  (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents in such manner as the Administrative Agent shall reasonably direct.

         (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

         SECTION 2.16 REGULATION U. Each Lender Party shall be responsible for its compliance hereunder with Regulation U, if and as applicable, and the Administrative Agent shall have no responsibility with respect to any such compliance by any Lender Party.

                                   ARTICLE III
                              CONDITIONS OF LENDING

         SECTION 3.01. CONDITIONS PRECEDENT TO AVAILABILITY DATE. The effectiveness of this Agreement is subject to the condition that the Administrative Agent shall have received, on or prior to the Availability Date, each of the following, each in form and substance satisfactory to the Administrative Agent, and in sufficient copies for each Lender:

         (a) CREDIT AGREEMENT. This Agreement, which shall have been executed by each party hereto.

         (b) RESOLUTIONS; INCUMBENCY. With respect to each of the Borrower and
Bidco:

                  (i) copies of the resolutions of the board of directors of such Person authorizing the execution, delivery and performance of this Agreement, the Transaction and the transactions contemplated hereby and thereby, certified by the Secretary or an Assistant Secretary of such Person; and

                  (ii) a certificate of the Secretary or Assistant Secretary of such Person, dated as of the Announcement Date, certifying the names and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder.

         (c) ORGANIZATION DOCUMENTS; GOOD STANDING. With respect to each of the Borrower and Bidco:

                  (i) the articles or certificate of incorporation, memorandum and articles of association, and bylaws of such Person as then in effect, certified by the Secretary or Assistant Secretary of such Person; and

                  (ii) a good standing certificate for such Person from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where such Person is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile.

         (d) LEGAL OPINIONS. Opinions addressed to the Administrative Agent and the Lenders, dated as of the Availability Date, of (i) Weil, Gotshal & Manges LLP, counsel to the Borrower; and (ii) Freshfields, special English counsel to the Borrower, in each case, in form and substance satisfactory to the Administrative Agent.

         (e) PAYMENT OF FEES. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable including any such costs, fees and expenses arising under or referenced in Section 8.04, and the fees and expenses of counsel for the Administrative Agent.

         (f) CERTIFICATE. A certificate signed by a Responsible Officer of the Borrower, dated as of the Announcement Date, stating that:

                  (i) the representations and warranties contained in Article IV are true and correct on and as of such date, as though made on and as of such date;

                  (ii) no Default or Event of Default exists; and

                  (iii) there has not occurred (x) since September 30, 1998, with respect to the Borrower and its Subsidiaries, and (y) to the best knowledge of the Borrower based upon information available to the public, since December 31, 1998, with respect to Target and its Subsidiaries, any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (g) PRESS RELEASE. A true and complete copy of the Press Release, certified as true and correct by a Responsible Officer, which Press Release (including, without limitation, any conditions to the Offer contained therein) shall be in form and substance satisfactory to the Administrative Agent.

         (h) PRO FORMA BALANCE SHEET; PROJECTIONS; AND FINANCIALS.

                  (i) A pro forma consolidated balance sheet of the Borrower and its Subsidiaries, and a pro forma consolidating balance sheet of the Target and its Subsidiaries after giving effect to the Transaction and the related financing thereof (based on the interim financial statements of the Borrower as of December 31, 1998 and of the Target as of December 31, 1998) together with a compliance certificate executed by a Responsible Officer, demonstrating compliance by the Borrower with Section 5.04 as of December 31, 1998 (after giving effect to the Transaction and the related financing thereof), which pro forma balance sheet and compliance certificate shall be in form and substance satisfactory to the Administrative Agent; and

                  (ii) Projections for the period commencing in 1999 and concluding on the date five years thereafter in form and substance acceptable to the Administrative Agent.

         (i) SOLVENCY CERTIFICATES. The Borrower shall have delivered a written certificate of a Responsible Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, dated as of the Availability Date, with respect to the solvency of the Borrower.

         (j) OTHER DOCUMENTS. Such other customary approvals, opinions, documents or materials as the Administrative Agent may reasonably request.

         SECTION 3.02. CONDITIONS PRECEDENT TO INITIAL FUNDING DATE. The obligation of each Lender to make its Initial Extension of Credit hereunder is subject to the condition that the Administrative Agent shall have received executed originals of each of the following, each in form and substance satisfactory to the Administrative Agent, and in sufficient copies for each Lender, on or before such funding date:

         (a) NOTES. The Notes in substantially the form of Exhibit B, Exhibit C and Exhibit D payable to the order of the applicable Lender Parties duly executed by the Borrower.

         (b) BRING DOWN CERTIFICATE. A certificate signed by a Responsible Officer of the Borrower dated as of the Initial Funding Date, proposing any necessary changes to the Schedules to this Agreement occurring after the Announcement Date (provided, however, that the Administrative Agent, in its reasonable discretion, may accept or reject such proposed changes, but any rejection of the changes will not mean that this condition has not been satisfied).

         (c) LENDER PAYOFF LETTER. A fully executed, valid and binding bank payoff letter, or other customary evidence of satisfaction acceptable to the Administrative Agent, delivered by each lender to the Borrower and each of its Subsidiaries (which must include the lenders under Existing Credit Agreement) being repaid on the Initial Funding Date stating that the total amount due under any credit and loan documents or agreements with such lenders, as the case may be, howsoever due and owing (whether as principal, interest or premium) shall be satisfied (and such agreements terminated) upon payment of an amount certain, together with such lien releases and other customary payoff documentation as the Administrative Agent shall reasonably require.

         (d) SOLVENCY CERTIFICATES. A written certificate of a Responsible Officer of the Borrower with respect to Bidco, in form and substance satisfactory to the Administrative Agent, and dated as of the Initial Funding Date, with respect to the Solvency of Bidco on a consolidated basis after giving effect to the Transaction.

         (e) RESOLUTIONS; INCUMBENCY. With respect to each Subsidiary Guarantor:

                  (i) copies of the resolutions of the board of directors of such Person authorizing the Subsidiary Guaranty to which it is a party and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of such Person; and

                  (ii) a certificate of the Secretary or Assistant Secretary of such Person, dated as of the Initial Funding Date, certifying the names and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, the Loan Documents to be delivered by it hereunder.

         (f) ORGANIZATION DOCUMENTS; GOOD STANDING. With respect to each Subsidiary Guarantor:

                  (i) the articles or certificate of incorporation, memorandum and articles of association, bylaws and board of directors' and stockholders' resolutions of such Person as then in effect, certified by the Secretary or Assistant Secretary of such Person; and

                  (ii) a good standing certificate for such Person from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where such Person is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile.

         (g)      COLLATERAL DOCUMENTS.

                  (i) A security agreement duly executed by the Borrower, each Domestic Subsidiary (other than any Domestic Subsidiary of the Target) and Bidco, in form and substance satisfactory to the Administrative Agent, granting to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest (subject only to Permitted Liens) in the Collateral described therein (together with each other security agreement delivered pursuant to Section 5.01(n), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, each a "SECURITY AGREEMENT"), together with:

                           (A) proper, duly executed financing statements under
the Uniform Commercial Code (or such other filing under similar foreign law) of all jurisdictions (domestic or foreign) that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement;

                           (B) completed requests for information, dated on or
before the date of the Initial Extension of Credit, listing all effective financing statements filed that name the Borrower or any Domestic Subsidiary as debtor, together with copies of such financing statements;

                           (C) evidence of the insurance required by the terms
of the Security Agreement;

                           (D) certificates representing the Pledged Shares
referred to in the Security Agreement, accompanied by undated stock powers executed in blank and irrevocable proxies; and

                           (E) in the case of Bidco, all action necessary to
allow the Administrative Agent to obtain a valid and enforceable, first priority, perfected security interest in all of the capital stock of Target then owned by Bidco.

                  (ii) A guaranty in form and substance satisfactory to the Administrative Agent, (as hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "SUBSIDIARY GUARANTY"), duly executed by each Domestic Subsidiary of the Borrower and Bidco.

                  (iii) Evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent, customary to perfect and protect the first priority Lien created by the Collateral Documents has been taken; provided, however, that the Lenders hereby acknowledge and agree that their obligations to make any Advance to enable the Borrower to facilitate the purchase of Target Shares and pay off the Existing Credit Agreement during the Certain Funds Period will not be dependent upon the satisfaction of this clause
(iii).

         (h) COMPLETION OF OFFER. The Administrative Agent shall have received evidence that each of the following has occurred on the Initial Funding Date or will occur on the Business Day following the Initial Funding Date:

                  (i) evidence that the Offer shall have been declared and/or become unconditional in all respects in accordance with the City Code and its terms and no amendments thereto have been made, except as permitted herein, and confirmation from Bidco's receiving bank in accordance with Note 7 to Rule 10 of the Code and that valid acceptances relating to the number of Target Shares to which the Offer relates referred to in Section 5.01(q)(v) have been received and have not (where permitted) been withdrawn; and

                  (ii) a certificate in form and substance satisfactory to the Administrative Agent of a Responsible Officer of the Borrower certifying as to compliance with, and the receipt of any consents or waivers required by the terms and conditions of Sections 5.01(q)(i), (iii), (v), and (x).

         (i) LEGAL OPINION. An opinion addressed to the Administrative Agent and the Lenders, dated as of the Initial Funding Date, of each of Weil, Gotshal & Manges LLP, and Freshfields, updating their respective opinions delivered pursuant to Section 3.01(d) to bring down the opinions therein, expand the coverage of such opinions to include all Guarantors and each Collateral Document being executed at such time and cover such other customary matters as the Administrative Agent shall reasonably request, such opinions to be in form and substance satisfactory to the Administrative Agent; provided, however, that the Lenders hereby acknowledge and agree that their obligation to make any Loan to enable the Borrower to facilitate the purchase of Target Shares and pay off the Existing Credit Agreement during the Certain Funds Period will not be dependent upon the satisfaction of this clause (i).

         (j) INTENTIONALLY OMITTED.

         (k) PAYMENT OF FEES. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Initial Funding Date, including any such costs, fees and expenses arising under or referenced in Sections 2.08 and 8.04, and the fees and expenses of counsel for the Administrative Agent; provided, however, that the Lenders hereby acknowledge and agree that their obligation to make any Advances to the Borrower to facilitate the purchase of Target Shares and the payoff of the Existing Credit Agreement during the Certain Funds Period will not be dependent upon the satisfaction of this clause (k).

         (l) OTHER DOCUMENTS. Such other customary approvals, opinions, documents or materials as in the Administrative Agent may reasonably request; provided, however, that the Lenders hereby acknowledge and agree that their obligation to make any Advances to the Borrower to facilitate the purchase of Target Shares and the payoff of the Existing Credit Agreement during the Certain Funds Period will not be dependent upon the satisfaction of this clause (l).

         SECTION 3.03. CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. The obligation of each Lender to make an Advance (including its initial Advance) and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance thereof) or renew a Letter of Credit and the right of the Borrower to request the issuance or renewal of a Letter of Credit, shall each be subject to the further conditions precedent that on the date of each such Borrowing or issuance or renewal:

         (a) NOTICE, APPLICATION; CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The following statements shall be true and the Administrative Agent shall have received (except in the case of the Letter of Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Swing Line Bank pursuant to Section 2.02(b)) a certificate signed by a duly authorized officer of the Borrower, dated the date of such Borrowing or issuance or renewal, stating that (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of a Borrowing or of a Letter of Credit or the renewal of a Letter of Credit, shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date; provided, however, that notwithstanding the provisions of this clause (a)(i) (but subject to compliance with Sections 3.01 and 3.02), at any time during the Certain Funds Period the obligations of the Lenders to make any Advances to enable the Borrower to fund the purchase by Bidco or the Borrower of Target Shares and the repayment of loans under the Existing Credit Agreement are only subject to the condition that, at the time of the making of such Advances, the Relevant Representations and Warranties are true and correct in all material respects (for purposes of the immediately preceding proviso and Section 6.02, each of the representations and warranties contained in the Loan Documents and any obligation to make delivery of documents hereunder shall be deemed to have been made notwithstanding the fact the Lenders may be required to make Loans during the Certain Funds Period, and any Default or Event of Default that may exist under
Section 6.01(b) on the date such Advances are made shall not be deemed to have been waived as a result of such Advances); and

                  (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default; provided, however, that notwithstanding the provisions of this clause (a)(ii) (but subject to compliance with Sections 3.01 and 3.02), at any time during the Certain Funds Period, the obligations of the Lenders to make any Advances to enable the Borrower to fund the purchase by Bidco or the Borrower of Target Shares and the repayment of loans under the Existing Credit Agreement, are subject only to the condition that, at the time of the making of such Loan, no Relevant Event of Default has occurred and is continuing or would result after giving effect to such Loan.

         (b) PERMITTED ACQUISITIONS. With respect to any Permitted Acquisition in connection with which the Required Lenders' consent is required under this Agreement, the Administrative Agent shall have received a certificate executed by the Borrower's Responsible Officer showing the Borrower's compliance (including the computations used by the Borrower in determining such compliance) with the financial covenants set forth in Sections 5.04(a) through (c) on a pro forma basis after giving effect to the proposed Permitted Acquisition.


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
         (c) OTHER APPROVALS. The Administrative Agent shall have received such other approvals, opinions or documents as any appropriate Lender through the Administrative Agent may reasonably request, and all legal matters incident to such Borrowing or issuance of such Letter of Credit shall be reasonably satisfactory to counsel for the Administrative Agent.

         SECTION 3.04. DETERMINATIONS UNDER SECTIONS 3.01, 3.02 AND 3.03. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants as follows:

         (a) Each Loan Party (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite power and authority, corporate or otherwise (including, without limitation, all governmental licenses, permits and other approvals), to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

         (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of the Borrower as of the date hereof after giving effect to the Transaction, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its organization, the number of shares of each class of capital stock, authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of their respective Subsidiaries free and clear of all Liens, except those created under the Collateral Documents. With respect to the Subsidiaries of the Target, the representations and warranties contained in this subsection 4.01(b) are to the best of the Borrower's knowledge based upon information available to the public.

         (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Offer Document or Transaction Document to which it is or is to be a party, and the making of the Offer and the consummation of the Transaction (to the extent completed to date) and the other transactions contemplated hereby and thereby, are within such Loan Party's governing powers, have been duly authorized by all necessary action, corporate or otherwise, and do not (i) contravene such Loan Party's organization documents, (ii) violate any law (including, without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), rule, regulation (including, without limitation, Regulation T, U or X), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any Material Contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument binding on or affecting any Loan Party or any of their respective properties or (iv) except for the Liens created pursuant to the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument or agreement, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

         (d) No authorization or approval or other action by, and no notice to or filing (other than pursuant to the Collateral Documents) with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes or any other Loan Document, Offer Document or any Transaction Documents to which it is or is to be a party, or for the making of the Offer or the consummation of the Transaction or the other transactions contemplated hereby or thereby, (ii) the grant by any Loan Party of the Liens to be granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, or except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d), all of which shall have been duly obtained, taken, given or made on or prior to the Initial Funding Date and are in full force and effect, and any appropriate clearances from the Office of Fair Trading, each of which will be obtained on or prior to the Initial Funding Date and the registration of certain of the Collateral Documents as required by
Section 395 of the Companies Act. On the Initial Funding Date, all applicable waiting periods in connection with the Offer and the Transaction and the other transactions contemplated hereby will have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Offer or the Transaction, the transactions contemplated hereby or the rights of the Loan Parties freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

         (e) This Agreement has been, and each Offer Document, each Transaction Document, each of the Notes and each other Loan Document has been or when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto, as applicable. This Agreement is and each Offer Document, each Transaction Document and each of the Notes and each other Loan

Document has been or when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, as applicable, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (f) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1997, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Deloitte and Touche LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 1998, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to the Administrative Agent, fairly present in all material respects, subject, in the case of said balance sheet as at September 30, 1998, and said statement of income and cash flows for the three months then ended, to normal year-end audit adjustments and the absence of footnotes, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis, and, since September 30, 1998 there has been no change which could reasonably be expected to result in a Material Adverse Effect.

         (g) The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at December 31, 1998, and the related Consolidated pro forma statement of income of the Borrower and its Subsidiaries for the period then ended, certified by the chief financial officer of the Borrower, copies of which have been furnished to the Administrative Agent, fairly present in all material respects the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case after giving effect to the Transaction and the other transactions contemplated hereby, all in accordance with GAAP.

         (h) No information, exhibit or report furnished by Borrower or any Person on behalf of Borrower to the Administrative Agent or any Lender Party in connection with the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

         (i) As of the date hereof, other than the Disclosed Litigation, there is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries including, without limitation, any Environmental Action, pending or, to their knowledge, threatened before or by any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect, and there has been no change in the status, or financial effect on any Loan Party or any of their respective Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(i) hereto which could reasonably be expected to result in a Material Adverse Effect.


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
         (j) Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds received by the Borrower or any of its Subsidiaries from the Advances and Letter of Credit will be used directly or indirectly (i) for any purpose other than as set forth in Section 2.14, or (ii) for the purpose of purchasing or carrying, or for payment in full or in part of Debt that was incurred for the purpose of carrying, any Margin Stock.

         (k) As of the date hereof, except as set forth on Schedule 4.01(k) hereto, neither the Borrower nor any of its Subsidiaries nor any of their respective ERISA Affiliates maintains or has maintained any Plans or Multiemployer Plans. Set forth on Schedule 4.01(k) is a complete and accurate list of all Welfare Plans and all defined contribution plans in respect of which any Loan Party could have liability.

         (l) Except as set forth in the financial statements referred to in this
Section 4.01 and in Section 5.03, neither the Borrower nor any of its Subsidiaries has any liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106 which could reasonably be expected to have a Material Adverse Effect.

         (m) Neither the business nor the properties of any Loan Party have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

         (n) The operations and properties of each Loan Party and each of its respective Subsidiaries comply in all respects with all applicable Environmental Laws and Environmental Permits, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and no circumstances exist that could reasonably be expected to form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect.

         (o) Except as set forth on Schedule 4.01(o), neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect.

         (p) Each Loan Party has filed, has caused to be filed or has been included in all income and other material tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties or is contesting such taxes in good faith and by appropriate proceedings diligently conducted and reserves or other appropriate provisions therefor have been established in accordance with GAAP.

         (q) Except to the extent effected by the consummation of the Transaction, no "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations, has occurred with respect to any Loan Party.

         (r) Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company, "as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the Transaction or the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder or any takeover, disclosure or other federal, state or foreign securities law or Regulations T, U or X. The Borrower is not subject to regulation under any federal, state or foreign statute or regulation which limits its ability to incur Debt.

         (s) The Borrower is, individually and together with its Subsidiaries, Solvent.

         (t) Set forth on Schedule 4.01(t) is a complete and accurate list of all Surviving Debt as of the date hereof the principal amount of which is greater than $1,000,000, showing as of December 31, 1998 with respect to the Borrower and, after the Initial Funding Date, as of March 31, 1999 with respect to the Target, the principal amount outstanding thereunder and the maturity date thereof.

         (u) Except as could not reasonably be expected to have a Material Adverse Effect, each Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect, and to the best of Borrower's knowledge, is binding upon and enforceable against all parties thereto in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). There exists no default under any Material Contract by the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, there exists no default under any Material Contract by any other party thereto, in each case which could reasonably be expected to have a Material Adverse Effect.

         (v) Each Loan Party and each of its Subsidiaries owns or has rights to use all patents, trademarks, trade names, service marks, copyrights and other intellectual property necessary to conduct its business as now or heretofore conducted by it or proposed to be conducted by it.

         (w) Each Offer Document has been duly issued by or on behalf of Bidco or the Borrower and is in full force and effect. The representations and warranties of any Loan Party contained in each Offer Document and, to the best of Borrower's knowledge, each Transaction Document to which such Loan Party is a party are true and correct in all material respects on the date hereof and will be true and correct in all material respects on the Posting Date, the Initial Funding Date and the Transaction Date, as if made on each of such dates, and the Administrative Agent and each Lender Party shall be entitled to rely upon such representations and warranties with the same force and effect as if they were incorporated in this Agreement and made to the Administrative Agent and each

Lender Party directly as of the date hereof, the Announcement Date, the Initial Funding Date and the Transaction Date.

         (x) The Collateral Documents create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a valid and perfected first priority security interest in the Collateral (other than Permitted Liens) securing the payment of the Obligations. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens and security interests created or expressly permitted under the Loan Documents.

         (y) As of the Initial Funding Date, the agreements in connection with the Transaction (including, without limitation, the Press Release, the Offer Documents ("TRANSACTION DOCUMENTS") are, or when executed (or released in the case of the Press Release and the Offer Documents) will be, in full force and effect, and if previously executed, have not been terminated, rescinded or withdrawn, and no material portion thereof has been amended or waived by any party except as permitted pursuant to the terms and conditions contained in
Section 5.01(q). As of the Initial Funding Date, all requisite approvals by governmental authorities and regulatory bodies having jurisdiction over the Borrower, with respect to the transactions contemplated by the Transaction Documents, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Transaction Documents or to the conduct in any material respect by the Borrower and its Subsidiaries of its business thereafter.

                                    ARTICLE V
                 COVENANTS OF THE BORROWER AND THE SUBSIDIARIES

         SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

         (a) COMPLIANCE WITH LAW. Comply, and cause each of its Subsidiaries to comply, in all respects, with all applicable laws, rules, regulations and orders, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         (b) PAYMENT OF TAXES, ETC. Timely pay and discharge, and cause each of its Subsidiaries to timely pay and discharge, (i) all income and other material taxes, assessments and governmental charges or levies imposed upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that the Borrower and its Subsidiaries shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by appropriate proceedings diligently conducted and as to which reserves or other appropriate provisions therefor have been established in accordance with GAAP.

         (c) COMPLIANCE WITH ENVIRONMENTAL LAWS. (i) Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits reasonably necessary for its operations and properties; and (iii) conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; except in the case of each of clauses (i), (ii) and (iii) above, to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries shall not be required to undertake any such cleanup, Removal, Remedial or Response action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves are being maintained with respect to such circumstances.

         (d) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

         (e) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (f) VISITATION RIGHTS. At any reasonable time and from time to time, upon reasonable notice, permit the Administrative Agent or any agents or representatives thereof, (i) to examine and make copies of and abstracts from the records and books of account of and visit the properties of the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiaries with any of their officers or directors, and
(ii) to conduct such commercial finance examinations and/or Collateral audits of the Borrower and its Subsidiaries during each calendar year as the Administrative Agent may reasonably request; provided, however, that so long as no Event of Default exists, the Administrative Agent may make only one such examination per year at the expense of the Borrower, which expense shall be reasonable and customary for such examinations.

         (g) KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP.

         (h) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         (i) PERFORMANCE OF MATERIAL CONTRACTS. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Material Contract to be performed or observed by it, maintain, and cause each of its Subsidiaries to maintain, each such Material Contract in full force and effect, and enforce, and cause each of its Subsidiaries to enforce, each such Material Contract in accordance with its terms, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (j) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of its Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arms-length transaction with a Person not an Affiliate; provided, however, during the Squeeze-Out Period the Borrower may (x) make intercompany loans to Bidco and (y) purchase shares of Bidco, in each case so long as 100% of the proceeds of all such Investments shall be utilized by Bidco to purchase Target Shares pursuant to the Offer and related fees and costs for the Offer.

         (k) AGREEMENT TO EXECUTE GUARANTY. Contemporaneously with the consummation of a Permitted Acquisition or the formation of any new Subsidiary, cause each new Domestic Subsidiary to become party to, or to execute and deliver, a Subsidiary Guaranty.

         (l) INTEREST RATE PROTECTION. Within one hundred eighty (180) days after the Initial Funding Date, obtain and thereafter keep in effect one or more interest rate Bank Hedge Agreements (the terms and other provisions of all such Bank Hedge Agreements to be subject to the prior written consent of the Administrative Agent) covering at least thirty percent (30%) of the Advances made in connection with the Initial Funding for an aggregate period of not less than two (2) years commencing on the Initial Funding Date.

         (m) YEAR 2000 COMPATIBILITY. Take, and cause each of its Subsidiaries to take, all action necessary to assure that its computer based systems, hardware and software used in their business and operations are able to operate and effectively receive, transmit, process, store, retrieve or retransmit data including dates on and after January 1, 2000, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and, at the request of the Administrative Agent or the Lenders, the Loan Parties will provide evidence to the satisfaction of the Lenders of such year 2000 compatibility.

         (n) AGREEMENT TO GRANT ADDITIONAL SECURITY.

                  (i) Subject to subsection 5.01(p) below, promptly, and in any event within thirty (30) days after the acquisition of assets of the type that would have constituted Collateral at the Initial Funding Date and investments of the type that would have constituted Collateral on the Initial Funding Date (other than assets with a fair market value of less than $50,000), notify the Administrative Agent of the acquisition of such assets or investments and, to the extent not already Collateral in which the Administrative Agent has a perfected security interest pursuant to the Collateral Documents, such assets and investments will become additional Collateral hereunder to the extent the Administrative Agent deems the pledge of such assets practicable (the "ADDITIONAL COLLATERAL"), and the Borrower will, and will cause each applicable Loan Party, to take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant the Administrative Agent a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by the Collateral Documents and this Agreement.

                  (ii) Subject to subsection 5.01(p) below, promptly, and in any event no later than thirty (30) days after a request with respect thereto, cause each of the Borrower's and the Target's direct and indirect Domestic Subsidiaries (and any Foreign Subsidiary which "checks the box" for Federal income tax purposes as the Administrative Agent shall request to become party to, or to execute and deliver a Subsidiary Guaranty, guarantying to the Administrative Agent and the Lenders the prompt payment, when and as due, of all Obligations of the Loan Parties under the Loan Documents, including all obligations under any Hedge Agreements or other hedging agreements.

                  (iii) Subject to subsection 5.01(p) below, promptly, and in any event no later than thirty (30) days after a request with respect thereto, cause each Guarantor created or established after the date hereof to grant to the Administrative Agent, for the ratable benefit of the Lenders, a first priority Lien on all property (tangible and intangible) of such Guarantor which constitutes Collateral under the Security Agreement, including, without limitation, all of the capital stock of any of its Domestic Subsidiaries and 65% of the stock of any Foreign Subsidiaries organized under the laws of the United Kingdom and owned directly by it, upon terms similar to those set forth in the Collateral Documents and otherwise satisfactory in form and substance to the Administrative Agent. The Borrower shall cause each Guarantor, at its own expense, to become a party to a Security Agreement and any other Collateral Document and to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens. The Borrower will cause each such Guarantor to take all actions requested by the Administrative Agent (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

                  (iv) Subject to subsection 5.01(p) below, promptly, and in any event not later than thirty (30) days after a request with respect thereto (other than with respect to clause (ii) below), (i) deliver to the Administrative Agent the original of all instruments, documents and chattel paper, and all other Collateral of which the Administrative Agent determines it should have physical possession in order to perfect and protect its security interest therein, duly pledged, endorsed or assigned to the Administrative Agent without restriction; (ii) use commercially reasonable efforts after the Squeeze-Out Date, obtain landlord waivers, in form and substance satisfactory to the Administrative Agent, with respect to any Inventory or other Collateral located at a location that is not owned by the Borrower or a Subsidiary; (iii) deliver to the Administrative Agent warehouse receipts covering any portion of the Inventory or other Collateral located in warehouses and for which warehouse receipts are issued; (iv) when an Event of Default exists, transfer Inventory to locations designated by the Administrative Agent; (v) if any Collateral is at any time in the possession or control of any warehousemen, bailee or the Borrower's agents or processors, notify the Administrative Agent thereof and notify such person of the Administrative Agent's security interest in such Collateral and obtain a landlord waiver or bailee letter, in form and substance satisfactory to the Administrative Agent, from such person and instruct such person to hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions; (vi) if at any time any Inventory or other Collateral is located on any real property of the Borrower which is subject to a mortgage or other Lien, obtain a mortgagee waiver, in form and substance satisfactory to the Administrative Agent, from the holder of each mortgage or other Lien on such real property; and (vii) take all such


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
other actions and obtain all such other agreements as the Administrative Agent may reasonably deem necessary or desirable in respect of any Collateral.

         (v) pursuant to the Collateral Documents or, in the Administrative Agent's discretion, such other security documentation (which shall be substantially similar to the Collateral Documents already executed and delivered by the Borrower and the Guarantors) as is satisfactory in form and substance to the Administrative Agent (the "ADDITIONAL COLLATERAL DOCUMENTS") and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Liens permitted under Section 5.02(a). The Additional Collateral Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Administrative Agent, for the benefit of the Lender Parties, granted pursuant to the Additional Collateral Documents and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of Additional Collateral Documents, the Borrower shall cause to be delivered to the Administrative Agent such agreements, opinions of counsel, and other related documents as may be reasonably requested by the Administrative Agent or the Required Lenders to assure themselves that this Section has been complied with.

         (o) INTENTIONALLY OMITTED.

         (p) FOREIGN SUBSIDIARIES SECURITY.

                  (i) The Borrower will, as soon as practicable after the Offer has been declared wholly-unconditional:

                           (A) (1) ensure that the Target pass a special
resolution to reregister itself as a private company pursuant to Section 53 of the Companies Act;

                               (2) use its reasonable best efforts to reregister
the Target as a private company pursuant to the Companies Act;

                               (3) ensure that the Target and each of its
Subsidiaries (to the extent necessary) pass a special resolution pursuant to
Section 155(4) of the Companies Act authorizing the giving of financial assistance; and

                               (4) use its best efforts to comply with all other
provisions of Sections 155-158 of the Companies Act,

each in connection with the giving of any guarantee hereunder or pursuant hereto and/or the grant of any Pledged Collateral by the Target and any Subsidiaries of the Target; and

                           (B) cause its relevant Subsidiaries to deliver to the
Administrative Agent promptly thereafter the Pledged Collateral relating to each Foreign Subsidiary, together with such instruments of transfer as are reasonably acceptable to the Administrative Agent.

                  (ii) If the Administrative Agent reasonably believes that appropriate changes have been made to the relevant sections of the Internal Revenue Code as in effect on the Announcement Date, the regulations and rules promulgated thereunder and any rulings issued thereunder, the Administrative Agent may (or upon the reasonable request of the Required Lenders, shall) request that counsel for the Borrower reasonably acceptable to the Administrative Agent within 30 days after such request deliver evidence satisfactory to the Administrative Agent, with respect to any Foreign Subsidiary of the Borrower, that (i) a pledge of more than 65% of the total Voting Stock of such Foreign Subsidiary, (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty or (iii) the entering into by such Foreign Subsidiary of a pledge agreement in substantially the form of the Pledge Agreement, in either case would cause the earnings of such Foreign Subsidiary to be treated as a deemed dividend to such Foreign Subsidiary's United States parent or would otherwise violate a material applicable law or governmental or regulatory restriction or rule (including laws, rules, or restrictions of, or issued by, a government or regulatory authorities of a foreign jurisdiction) or would otherwise cause a material adverse monetary tax consequence to the Borrower, and in the case of a failure to deliver the evidence described in clause (i) above, (A) that portion of such Foreign Subsidiary's outstanding capital stock and intercompany notes, if any, not theretofore pledged pursuant to a Pledge Agreement shall be pledged to the Administrative Agent, for the benefit of itself, the Issuing Bank and the Lenders pursuant to the Security Agreement or the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), as applicable, (B) such Foreign Subsidiary shall execute and deliver a guaranty of the Obligations of the Borrower under the Loan Documents, and (C) such Foreign Subsidiary shall execute and deliver a pledge agreement granting the Administrative Agent for the benefit of the Lenders a security interest in all of the capital stock of each Subsidiary of such Foreign Subsidiary and intercompany notes, if any, payable to such Foreign Subsidiary, in each case with all documents delivered pursuant to this Section 5.01(p) to be in form and substance satisfactory to the Administrative Agent.

         (q)      THE OFFER.

                  (i) The Borrower will insure that the Offer is made on the terms and conditions set out in the Press Release.

                  (ii) The Borrower will keep the Administrative Agent informed as to the status of, and progress with respect to, the Offer and updated financial information on Target and each Target Subsidiary (as available) and, in particular, will promptly give to the Administrative Agent such information (including details as to the current level of acceptances) concerning the Offer or otherwise relevant to the Offer as the Administrative Agent may reasonably request and shall promptly upon receipt deliver to the Administrative Agent a copy of every certificate delivered to Bidco in connection with the Offer by the receiving agent pursuant to the City Code.

                  (iii) Without the prior approval of the Administrative Agent (the Administrative Agent's response not to be unreasonably delayed), the Borrower will not, and will insure that Bidco will not:

                           (A) waive, in whole or in part, either of the
conditions specified in 1(B) and (C) of Appendix 1 to the Press Release relating to the UK Fair Trading Act 1973 and the US Hart-Scott-Rodino Anti-Trust Improvements Act of 1976; or

                           (B) make any change in the form of consideration of
the offer purchase price for the ordinary or preference shares (as delineated in the Press Release) or take or permit to be taken any step as a result of which such change is or may be required; and

                           (C) take or permit to be taken any step which would
require the Borrower or any of its Subsidiaries (including Bidco) to make a mandatory offer for Target within Rule 9 of the City Code.

                  (iv) The Borrower will notify the Administrative Agent immediately upon becoming aware of any circumstance or event which is or could reasonably be construed as being covered by a condition of the Offer which, if not waived, would entitle it, with the consent of the Panel on Take-overs and Mergers in the United Kingdom, if needed, to allow the Offer to lapse and will consult with the Administrative Agent in relation to such event or circumstances and its intended actions.

                  (v) The Borrower will consult with the Administrative Agent before declaring the Offer unconditional as to acceptances in circumstances where it has not acquired or agreed to acquire pursuant to the Offer at least 90% in nominal value of the ordinary Target Shares to which the Offer relates (within the meaning of Section 428-430F of the Companies Act).

                  (vi) Intentionally Omitted.

                  (vii) The Borrower shall, and shall cause Bidco to, comply in all material respects with the provisions of the City Code, the Financial Services Act 1986, the Companies Act and the U.S. Securities Exchange Act of 1934 (as amended) and all other applicable statutes, laws and regulations relevant in the context of the Offer.

                  (viii) The Borrower shall cause Bidco to give notice under
Section 429 of the Companies Act to relevant Target shareholders promptly upon becoming entitled to do so under the Companies Act and comply with its obligations under Sections 430-430f of the Companies Act.

                  (ix) The Borrower shall ensure that, on the Initial Funding Date, the Administrative Agent is provided with copies of such constitutional documents of the Target and each Target Subsidiary as it deems to be material.

                  (x) The Borrower will (and will cause Bidco to) consult with the Administrative Agent with respect to any condition which is attached to:

                           (A) any indication by the Office of Fair Trading that
it is the intention of the Secretary of State for Trade and Industry to refer the proposed acquisition of Target by Bidco to the Monopolies and Mergers Commission; or

                           (B) the expiry, lapsing or termination of any
appropriate waiting period (including any extension thereof) under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder;

and will not in any event treat or deem the conditions to the Offer specified in Sections 1(B) or (C) (as the case may be) of Appendix 1 to the Press Release as satisfied or waived if it would, in the reasonable opinion of the Administrative Agent, have a Material Adverse Effect.

         (r) BIDCO CAPITALIZATION. On or prior to the Initial Funding Date, the Borrower shall take any and all actions necessary to ensure that the shares of Bidco are fully paid, and shall have delivered evidence satisfactory to the Administrative Agent that such actions have been taken.

         SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time, without the prior consent of the Required Lenders:

         (a) LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets and properties of any character (including, without limitation, the Collateral) whether now owned or hereafter acquired, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                  (i) Liens created under the Loan Documents;

                  (ii) Permitted Liens;

                  (iii) Liens existing on the date hereof and described on
Schedule 5.02(a)(iii);

                  (iv) purchase money Liens securing Debt permitted under
Section 5.02(b)(iii)(A) upon real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such real property or equipment to be subject to such Liens, or Liens existing on any such real property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the real property or equipment being acquired, constructed or improved;

                  (v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(iii)(B); provided that no such Lien shall extend to or cover any Collateral or any assets or properties other than the assets or properties subject to such Capitalized Leases;

                  (vi) Liens arising in connection with Debt permitted under
Section 5.02(b)(iii)(G); and

                  (vii) the replacement, extension or renewal of any Lien permitted by clauses (iii) through (vi) above upon or in the same property theretofore subject thereto in connection with the replacement, extension or renewal of the Debt secured thereby.

         (b) DEBT. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                  (i) in the case of the Borrower and the other Loan Parties, Debt incurred pursuant to the Loan Documents;

                  (ii) unsecured Debt (w) of the Borrower to any of its Subsidiaries, (x) of any Domestic Subsidiary of the Borrower to the Borrower or any other Domestic Subsidiary of the Borrower, (y) of any Foreign Subsidiary of the Borrower to the Borrower or any Domestic Subsidiary of the Borrower; provided, however, that the aggregate of all outstanding unsecured Debt of a Foreign Subsidiary of the Borrower to the Borrower or any Domestic Subsidiary of the Borrower and Investments by the Borrower or any Domestic Subsidiary of the Borrower in any Person organized under the laws of any jurisdiction other than the United States of America or any state thereof as permitted pursuant to
Section 5.02(f)(i) herein shall not exceed (1) $7,500,000 in any Fiscal Year (except that during the Fiscal Year in which the closing of the operations of Target's Subsidiary located in France occurs, the aggregate amount of all such outstanding unsecured Debt and/or Investments may not exceed $10,000,000), or
(2) in any event, $25,000,000 in the aggregate outstanding at any time and (z) of any Foreign Subsidiary of the Borrower to any other Foreign Subsidiary;

                  (iii) in the case of the Borrower and any of its Subsidiaries:

                           (A) Debt secured by Liens permitted by Section
5.02(a)(iv), in each case incurred only if, immediately after giving effect to the incurrence thereof, the limit on Capital Expenditures set forth in Section 5.02(p) hereof would not be breached;

                           (B) Debt incurred with respect to Capitalized Leases,
in each case incurred only if, immediately after giving effect to the incurrence thereof, the limit on Capital Expenditures set forth in Section 5.02(p) hereof would not be breached;

                           (C) the Surviving Debt, and any Debt extending the
maturity of, or refunding or refinancing, in whole or in part, the Surviving Debt; provided that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding on the date hereof;

                           (D) endorsement of negotiable instruments for deposit
or collection or similar transactions in the ordinary course of business;

                           (E) Subordinated Debt; provided, that no principal
shall be payable or paid by the Borrower or any of its Subsidiaries, as the case may be, on the Subordinated Debt until the Obligations under the Loan Documents shall have been repaid in full in cash, but interest on such Subordinated Debt may accrue and, so long as no Default exists, be payable or be paid by the Borrower or its applicable Subsidiary;

                           (F) unsecured Debt incurred in the ordinary course of
business in the form of accounts payable arising from the purchase of property or services, including, without limitation, Inventory acquired for resale;

                           (G) in the case of Borrower or any of its
Subsidiaries, Debt of Proposed Businesses, whether secured or unsecured, assumed by Borrower or such Subsidiary, as the case may be, in respect of Permitted Acquisitions not to exceed, for any such Permitted Acquisition, the greater of
(x) $5,000,000 and (y) seventy-five percent (75%) of the related Permitted Acquisition Purchase Price;

                           (H) in addition to Debt that is otherwise permitted
in clauses (F) and (G) above, unsecured Debt that is incurred in the ordinary course of business, not to exceed in the aggregate $10,000,000 at any time outstanding;

                           (I) Debt in respect of Bank Hedge Agreements; and

                           (J) with respect to Bidco, during the Squeeze-Out
Period the Borrower may (x) make intercompany loans to Bidco (and Bidco may incur such Debt) and (y) purchase shares of Bidco, in each case so long as 100% of the proceeds of all such Investments and loans shall be utilized by Bidco to purchase Target Shares pursuant to the Offer and related fees and costs for the Offer.

         (c) [INTENTIONALLY OMITTED].

         (d) FUNDAMENTAL CHANGES.

                  (i) Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except (A) that the Borrower and Bidco may make the Offer and consummate the Transaction in accordance with the respective terms and conditions of the Offer Documents and the Transaction Documents, (B) the Borrower or any of its Subsidiaries may make Permitted Acquisitions and (C) any Subsidiary of Borrower may merge or consolidate with and into the Borrower (provided, the Borrower is the surviving entity) or another of the Borrower's Subsidiaries (provided, that, if a Loan Party is a party to such merger or consolidation, a Loan Party is the surviving entity).

                  (ii) Liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, assign, lease, transfer or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property, business or assets, or permit any of its Subsidiaries to do any of the foregoing, except to the extent such Subsidiary liquidates, winds-up or dissolves into or is otherwise sold, leased, transferred or disposed of to the Borrower or any other wholly-owned Subsidiary of the Borrower, or as otherwise permitted under Section 5.02(e).

                  (iii) Acquire or permit any Subsidiary to acquire all or substantially all of the assets of any other Person (including capital stock), except (A) that the Borrower and Bidco may consummate the Transaction and (B) that the Borrower or any Subsidiary of Borrower may consummate Permitted Acquisitions.

         (e) SALES, ETC. OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                  (i) sales of Inventory in the ordinary course of business;

                  (ii) sales, leases, transfers or other dispositions of obsolete or redundant equipment in the ordinary course of business;

                  (iii) sales, leases, transfers or other dispositions of assets of the Borrower or any of its Subsidiaries structured as sale-leaseback arrangements in the ordinary course of business;

                  (iv) sales, leases, licenses, transfers or other dispositions of intellectual property in the ordinary course of business, provided that such sales, leases, licenses, transfers or other dispositions could not reasonably be expected to result in a Material Adverse Effect;

                  (v) any sales of properties resulting from the Transaction or any sale of real property; and

                  (vi) in addition to that which is permitted under clauses (i),
(ii), (iii), (iv) and (v) above, the sale of any asset by the Borrower or any of its Subsidiaries so long as (A) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale and (B) the aggregate purchase price paid to the Borrower and all of its Subsidiaries for such asset and all other assets sold by the Borrower and its Subsidiaries since the Initial Funding Date pursuant to this clause (vi) shall not exceed $10,000,000;

provided that, in the case of sales of assets pursuant to Section 5.02(e)(v) or
(vi) above, the Borrower shall, on the date of receipt thereof, apply the Net Cash Proceeds from such sale in accordance with Section 2.06(b).

         (f) INVESTMENTS IN OTHER PERSONS. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                  (i) Investments by the Borrower or any of its Subsidiaries in their respective Subsidiaries; provided, however, that the aggregate of all outstanding unsecured Debt permitted pursuant to Section 5.02(b)(ii)(y) and Investments from the Initial Funding Date by the Borrower or any Domestic Subsidiary of the Borrower in any Person organized under the laws of any jurisdiction other than the United States of America or any state thereof shall not exceed (A) $7,500,000 in any Fiscal Year (except that during the Fiscal Year in which the closing of the operations of Target's Subsidiary located in France occurs, the aggregate amount of all such outstanding unsecured Debt and/or Investments may not exceed $10,000,000) or (B) in any event, $25,000,000 in the aggregate outstanding at any time; and provided, further, that, with respect to Investments by the Borrower or any of its Subsidiaries in any newly acquired or created wholly-owned Subsidiary of the Borrower or such Subsidiary that is a Domestic Subsidiary of the Borrower, any such Subsidiary shall become a Subsidiary Guarantor pursuant to the provisions of Section 5.01(k);

                  (ii) Loans and advances to directors, officers and other employees in the ordinary course of the business of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $500,000 at any time outstanding;

                  (iii) Investments by the Borrower and its Subsidiaries in Cash Equivalents;

                  (iv) Investments by the Borrower and its Subsidiaries in Bank Hedge Agreements;

                  (v) Investments consisting of intercompany Debt permitted under Section 5.02(b)(ii);

                  (vi) Investments (other than Cash Equivalents) existing on the date hereof and, in respect of all such Investments which exceed $1,000,000, described on Schedule 5.02(f)(vi) hereto;

                  (vii) Investments consisting of accounts receivable arising in the ordinary course of business;

                  (viii) Investments in the form of Permitted Acquisitions;

                  (ix) In addition to Investments that are otherwise permitted in clause (x) below, Investments in related businesses which shall not exceed $8,000,000 in the aggregate at any one time outstanding for the Borrower and its Subsidiaries, on a Consolidated basis;

                  (x) Investments in a strategically related business previously disclosed to the Administrative Agent which shall not exceed $18,000,000 in the aggregate (the "STRATEGIC INVESTMENT"); and

                  (xi) During the Squeeze-Out Period the Borrower may (x) make intercompany loans to Bidco and (y) Investments in Bidco to purchase shares of Bidco, in each case so long as 100% of the proceeds of all such loans and Investments shall be utilized by Bidco to purchase Target Shares pursuant to the Offer and related fees and costs for the Offer.

         (g) DIVIDENDS, ETC. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such or make any distribution to its stockholders, except:

                  (i) the Borrower may declare and pay dividends and make distributions payable solely in common stock or preferred stock of the Borrower;

                  (ii) a Subsidiary of the Borrower may declare and pay dividends and make distributions to the Borrower or to another Loan Party;

                  (iii) for issuances of stock or other equity interests expressly permitted by Section 5.02(q); and

                  (iv) the Borrower may from time to time repurchase its common stock for purchase price(s) in the aggregate not to exceed $20,000,000 (the "REPURCHASED SHARES").

         (h) CHANGE IN NATURE OF BUSINESS. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof. The Borrower will not permit Bidco to engage in any business activities other than those necessary (i) to effect the Offer and
(ii) with respect to its ownership interest in Target.

         (i) CHARTER AMENDMENTS. Amend, or permit any of its Subsidiaries to amend, its certificate or articles of incorporation or by-laws, in a manner which would have a Material Adverse Effect.

         (j) ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any change (i) in accounting policies or reporting practices, except as mandated by GAAP or approved by its independent auditors for purposes of consistency or improved presentation or (ii) in its Fiscal Year.

         (k) PREPAYMENTS, ETC. OF DEBT. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (A) the prepayment of the Advances in accordance with the terms of this Agreement,
(B) regularly scheduled or required repayments or redemptions of Surviving Debt which could not reasonably be expected to have a Material Adverse Effect, (C) the prepayment or repayment of Surviving Debt of the Target and its Subsidiaries, and (D) the prepayment or repayment of Subordinated Debt issued in connection with the original financing of the portion of the Target Shares constituting the preference shares, or (ii) amend, modify or change in any manner any term or condition of any Surviving Debt, or (iii) permit any of its Subsidiaries to do any of the foregoing other than to repay any Debt payable to the Borrower or any other Subsidiary.

         (l) AMENDMENT, ETC. OF MATERIAL CONTRACTS. Except in the ordinary course of business or to the extent such would not result in a Material Adverse Effect, either cancel or terminate any

Material Contract, consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract, give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, or take any other action in connection with any Material Contract.

         (m) NEGATIVE PLEDGE. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its properties or assets (including, without limitation the Collateral) other than as permitted in the Loan Documents.

         (n) PARTNERSHIPS, NEW SUBSIDIARIES. Except as otherwise permitted under this Agreement, (i) become a general partner in any general or limited partnership or joint venture with any unaffiliated third Person, or permit any of its Subsidiaries to do so, or (ii) create any new Subsidiary, unless such newly created Subsidiary, if a Domestic Subsidiary, shall become a Guarantor (by executing and delivering to the Administrative Agent a Subsidiary Guaranty) and an additional grantor pursuant to the terms of the Security Agreement, and all shares of the capital stock of such Domestic Subsidiary are pledged to the Administrative Agent in accordance with Section 5.01(n) and pursuant to the Security Agreement.

         (o) SPECULATIVE TRANSACTIONS. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or derivatives or any similar speculative transactions, except for Bank Hedge Agreements.

         (p) CAPITAL EXPENDITURES. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year to exceed $25,000,000; provided, however, that (a) amounts permitted to be expended in a fiscal year that are not expended in such fiscal year (not including any amount permitted to be carried forward from a prior year) shall be permitted to be expended in, but only in, the subsequent fiscal year, and (b) amounts representing Capital Expenditures paid or incurred with respect to a Proposed Business in the ordinary course of its business prior to consummation of a Permitted Acquisition shall not be deemed included in the calculation of the aggregate amount of Capital Expenditures for purposes of determining the maximum annual Capital Expenditures permitted to be made hereunder, so long as such amounts were incurred prior to the date of consummation of a Permitted Acquisition and were not incurred in anticipation of such acquisition, and otherwise conform with the terms and conditions of this clause (p).

         (q) ISSUANCE OF STOCK. Except as otherwise specifically permitted in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock of the Borrower or any Subsidiary of the Borrower, except:

                           (A) to the Borrower or any of its Subsidiaries;

                           (B) to qualify any director of the Borrower or any of
its Subsidiaries if required by applicable law;

                           (C) for issuances or sales of capital stock or other
equity interests of the Borrower;

                           (D) in connection with the Borrower's or any of its
Subsidiaries' stock purchase, stock option or similar incentive plans, or any exercise pursuant thereto, for the benefit of the Borrower's or any of its Subsidiaries' directors, management, employees and other eligible participants;

                           (E) for issuances of capital stock of the Borrower to
any Person as consideration paid in connection with any Permitted Acquisition;

                           (F) as required to be issued in connection with the
acquisition of the business of Digital Imagination Inc.; and

                           (G) the Borrower may sell or otherwise dispose of any
of the Repurchased Shares.

         SECTION 5.03. REPORTING REQUIREMENTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent for itself or on behalf of the Lender Parties (references in this Section 5.03 to any reports or statements being Consolidated or consolidating shall be applicable at any time the Borrower has any Subsidiaries):

         (a) DEFAULT NOTICE. As soon as possible and in any event within two (2) Business Days after obtaining knowledge of the occurrence of any Default or Event of Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect, a statement of the Responsible Officer of the Borrower setting forth details of such Default or Event of Default or event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

         (b) INTENTIONALLY OMITTED

         (c) QUARTERLY FINANCIALS. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of each Fiscal Year:

                  (i) a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter; and

                  (ii) a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year;

all of the foregoing to be in reasonable detail and duly certified by the Responsible Officer of the Borrower as having been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), together with (x) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (y) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the financial covenants contained in Sections 5.04(a) through
(c), provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

         (d) ANNUAL FINANCIALS. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case setting forth in comparative form the corresponding figures as of the end of and for the prior Fiscal Year and in each case accompanied by an opinion (unqualified as to scope and without a "going concern" or like qualification or exception) of Deloitte and Touche LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with (i) a letter of such accounting firm to the Administrative Agent and Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 5.04(a) through (c), provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

         (e) ANNUAL FORECASTS. As soon as available and in any event no later than sixty (60) days after the end of each Fiscal Year, an annual operating budget prepared by management of the Borrower, in form prepared by the Borrower in the ordinary course of its business, including projected consolidated and consolidating balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year then ended.

         (f) ERISA EVENTS AND ERISA REPORTS. (i) Promptly and in any event within twenty (20) days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA

Event has occurred, which could reasonably be expected to have a Material Adverse Effect, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

         (g) PLAN TERMINATIONS. Promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan or correspondence from the PBGC indicating it is considering termination of any Plan.

         (h) [INTENTIONALLY OMITTED].

         (i) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before or by any court or governmental department, commission, board, bureau, agency or instrumentality, Federal, state, local or foreign, that reasonably could be expected to have a Material Adverse Effect and, promptly after the occurrence thereof, notice of any change in either the status of the Disclosed Litigation or the financial effect on such Loan Party or any of its Subsidiaries in connection therewith from that described on Schedule 4.01(i) which could reasonably be expected to result in a Material Adverse Effect.

         (j) SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any other governmental authority or with any national securities exchange.

         (k) AGREEMENT NOTICES. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Offer Document or Transaction Document or Material Contract or indenture, loan or credit agreement or similar agreement or instrument regarding or related to any breach or default by any party thereto or any event that could materially impair the value of the interests or the rights of any Loan Party or any of its Subsidiaries or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Offer Document, Transaction Document or Material Contract or indenture, loan or credit agreement or similar agreement or indenture and, from time to time upon request by the Administrative Agent, such information and reports regarding the foregoing as the Administrative Agent may reasonably request.

         (l) ENVIRONMENTAL CONDITIONS. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

         (m) INSURANCE. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after any such request, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent may reasonably request.

         (n) MANAGEMENT LETTERS. As soon as available and in any event within five (5) Business Days after the receipt thereof, copies of any "management letter" or similar letter received by the Borrower or its Board of Directors (or any Committee thereof) from its independent public accountants.

         (o) PERMITTED ACQUISITION DOCUMENTS. Within thirty (30) days following the consummation of each Permitted Acquisition for which the related Permitted Acquisition Purchase Price is in excess of $5,000,000, a reasonably detailed description of such Permitted Acquisition and a copy of the Permitted Acquisition Documents, in each case certified as true and correct by a Responsible Officer of the Borrower.

         (p) OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries or the Collateral as the Administrative Agent or any Lender Party (through the Administrative Agent) may from time to time reasonably request.

         SECTION 5.04. FINANCIAL COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

         (a) CONSOLIDATED TOTAL FUNDED DEBT TO EBITDA RATIO. Maintain as of the last day of each fiscal quarter of the Borrower commencing with the first complete fiscal quarter after the Initial Funding Date a ratio of (i) Consolidated Total Funded Debt to (ii) EBITDA for the most recently completed four fiscal quarters of the Borrower of not more than the ratio set forth below:

         FOUR FISCAL QUARTERS ENDING ON:                RATIO
         -------------------------------                -----

         First Quarter                                 5.25:1.00
         Second Quarter                                5.25:1.00
         Third Quarter                                 5.25:1.00
         Fourth Quarter                                5.00:1.00
         Fifth Quarter                                 4.75:1.00
         Sixth Quarter                                 4.75:1.00
         Seventh Quarter                               4.50:1.00
         Eighth Quarter                                4.25:1.00
         Ninth Quarter                                 4.00:1.00
         Tenth Quarter                                 4.00:1.00
         Each Fiscal Quarter Thereafter                3.75:1.00

         (b) CONSOLIDATED SENIOR DEBT TO EBITDA RATIO. Maintain as of the last day of each fiscal quarter of the Borrower commencing with the first complete fiscal quarter after the Initial Funding Date a ratio of (i) Consolidated Senior Debt to (ii) EBITDA for the most recently completed four fiscal quarters of the Borrower of not more than the ratio set forth below:


         FOUR FISCAL QUARTERS ENDING ON:                RATIO
         -------------------------------                -----

         First Quarter                                 4.25:1.00
         Second Quarter                                4.25:1.00
         Third Quarter                                 4.25:1.00
         Fourth Quarter                                4.00:1.00
         Fifth Quarter                                 3.75:1.00
         Sixth Quarter                                 3.75:1.00
         Seventh Quarter                               3.50:1.00
         Eighth Quarter                                3.25:1.00
         Ninth Quarter                                 3.00:1.00
         Tenth Quarter                                 3.00:1.00
         Each Fiscal Quarter Thereafter                2.75:1.00

         (c) INTEREST COVERAGE RATIO. Maintain as of the last day of each fiscal quarter of the Borrower commencing with the first complete fiscal quarter after the Initial Funding Date a ratio of (i) Consolidated EBITDA for the most recently completed four fiscal quarters of the Borrower to (ii) Interest Expense of the Borrower and its Subsidiaries for such period of not less than the ratio set forth below:

         FOUR FISCAL QUARTERS ENDING ON:                 RATIO
         -------------------------------                 -----

         First Quarter                                  2.50:1.00
         Second Quarter                                 2.50:1.00
         Third Quarter                                  2.50:1.00
         Fourth Quarter                                 2.50:1.00
         Fifth Quarter                                  2.75:1.00
         Sixth Quarter                                  2.75:1.00
         Each Fiscal Quarter Thereafter                 3.00:1.00

         (d) FIXED CHARGE COVERAGE RATIO. Maintain as of the last day of each fiscal quarter of the Borrower commencing with the first complete fiscal quarter after the Initial Funding Date a ratio of (i) EBITDA for the most recently completed four fiscal quarters of the Borrower, less cash Capital Expenditures made by the Borrower and its Subsidiaries during such four fiscal quarters less the aggregate amount of federal, state, local and foreign income taxes paid by the Borrower and its Subsidiaries in cash during such four fiscal quarters, less cash dividends, if any, paid by the Borrower to the holders of its common stock during such four fiscal quarters, to the (ii) sum of (x) cash interest paid by the Borrower and its Subsidiaries on all Debt during such four fiscal quarters plus (y) principal amounts of all Debt payable by the Borrower and its Subsidiaries during the succeeding four fiscal quarters commencing on such day, at not less than the ratio set forth below for such period:

         FOUR FISCAL QUARTERS ENDING ON:                   RATIO
         -------------------------------                   -----

         First Quarter                                    1.20:1.00
         Second Quarter                                   1.20:1.00
         Third Quarter                                    1.20:1.00
         Fourth Quarter                                   1.20:1.00
         Each Fiscal Quarter Thereafter                   1.30:1.00

         (e) MINIMUM NET WORTH. Maintain as of the last day of each fiscal quarter of the Borrower an excess of Consolidated total assets over Consolidated total liabilities of the Borrower and its Subsidiaries of not less than (i) eighty-five percent (85%) of the excess of Consolidated total assets over Consolidated total liabilities of the Borrower and its Subsidiaries at the Initial Funding Date plus (ii) seventy-five percent (75%) of Consolidated positive net income (and excluding one hundred percent (100%) of Consolidated net losses) of the Borrower and its Subsidiaries as at December 31, 1998 and each June 30 and December 31 thereafter computed on a cumulative basis for said entire period.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         SECTION 6.01. EVENTS OF DEFAULT. If any of the following ("EVENTS OF DEFAULT") shall occur and be continuing:

         (a) (i) The Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within five
(5) days after the same becomes due and payable; or

         (b) Any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or confirmed; or

         (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(k), (l) or (m), 5.02 or 5.04; or

         (d) Any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

         (e) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $15,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may
be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, in each case if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

         (f) Any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, administrative receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur, or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

         (g) Any judgment or order for the payment of money in excess of $15,000,000 (other than such a judgment or order which is fully covered by insurance for which the appropriate insurer has acknowledged responsibility in writing) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (h) Any material provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against any Loan Party which is party to it, or any such Loan Party shall so state in writing; or

         (i) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) the individuals who at the date hereof were directors of the Borrower (together with any other director whose election to the board of directors of the Borrower or whose nomination by the board of directors for election by the stockholders of the Borrower was approved by a vote of at least a majority of the directors then in office who either were directors at the date hereof or whose election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of the Borrower; or

         (j) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of the last such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Events) exceeds $10,000,000; or

         (k) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000, unless contested in good faith and by appropriate proceedings diligently conducted and reserves or other appropriate provisions shall have been established therefor in accordance with GAAP, or requires payments exceeding $2,000,000 per annum; or

         (l) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $10,000,000; or

         (m) there shall occur in the reasonable judgment of the Required Lenders any Material Adverse Effect; or

         (n) Any Collateral Document after delivery thereof shall for any reason cease to or otherwise not create a valid and perfected first priority Lien on and security interest in the Collateral (subject to Permitted Liens) purported to be covered thereby; or

         (o) Bidco shall have failed for any reason to have acquired 100% in nominal value of the ordinary Target Shares (and cancelled all options) within six (6) months after the Announcement Date; provided, however, that the time period set forth in this clause (p) shall be extended by an additional one month and two weeks if Bidco has initiated the Squeeze-Out during the six months following the Announcement Date; or

         (p) A Relevant Event of Default occurs and is continuing during the Certain Funds Period, then, and in any such event, the Administrative Agent (i) shall at the request, or with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each appropriate Lender and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

         SECTION 6.02. RELEVANT EVENTS OF DEFAULT WITH RESPECT TO OFFER. Notwithstanding the provisions of Section 6.01, until the expiration of the Certain Funds Period the events set out below shall be the only Events of Default upon the occurrence of which Administrative Agent and/or the Lender Parties shall be entitled to exercise their powers under Section 6.01 with respect to making Advances sufficient to permit the Company to repay its existing indebtedness under the Existing Credit Agreement and contribute or loan funds to Bidco to permit Bidco to purchase the Target Shares (A "RELEVANT EVENT OF DEFAULT") whether or not caused by any reason outside the control of the
Company:

         (a) The Borrower fails to comply with any of the Relevant Undertakings, and if any such failure is, in the opinion of the Administrative Agent, capable of remedy, the Borrower shall have failed to cure such default within 15 days after written notice from the Administrative Agent to the Borrower requiring such failure to be remedied, provided no funding need occur during such cure period; or

         (b) Any of the Relevant Representations and Warranties made or deemed to be repeated during the Certain Funds Period is incorrect in any respect when made or deemed to be repeated, in each case by reference to the facts and circumstances then subsisting; or

         (c) Any Default or Event of Default with respect to the Borrower pursuant to Section 6.01(a) or with respect to the Borrower, Bidco or Target pursuant to Section 6.01(f);

provided, however, that in the event that a Default or Event of Default shall have occurred during the Certain Funds Period that would not constitute a Relevant Event of Default, the Borrower hereby acknowledges and agrees that the Administrative Agent and the Lender Parties shall not be deemed to have waived such Default or Event of Default by the making of any Advances to the Borrower during the Certain Funds Period and that such Default or Event of Default shall be continuing and otherwise actionable in accordance with the terms of this Agreement.

         SECTION 6.03. ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT. If any Event of Default or, during the Certain Funds Period, Relevant Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

                                   ARTICLE VII
                            THE ADMINISTRATIVE AGENT

         SECTION 7.01. AUTHORIZATION AND ACTION. Each Lender Party (in its capacity as a Lender, the Issuing Bank, the Swing Line Bank and/or any Hedge
Bank) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, any other Loan Document or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. The Administrative Agent shall not be a trustee or fiduciary for any Lender.

         SECTION 7.02. AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 7.03. FLEET AND AFFILIATES. With respect to its Commitments, the Advances made by it and the Notes issued to it, Fleet shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from, and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Fleet were not the Administrative Agent and without any duty to account therefor to the Lender Parties.

         SECTION 7.04. LENDER PARTY CREDIT DECISION. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 7.05.  INDEMNIFICATION.

         (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Administrative Agent under any of the Loan Documents; provided, however, that no Lender Party shall be liable for


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any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon written demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

         (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Issuing Bank under any of the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon written demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

         (c) For purposes of Sections 7.05(a) and 7.05(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term Loan Commitments at such time, and (iv) their respective Unused Revolving Credit Commitments at such time; provided, that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Defaulting Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this
Section 7.05 to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, promptly upon written demand for its ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreements of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section
7.05 shall survive the


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payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

         SECTION 7.06. SUCCESSOR ADMINISTRATIVE AGENTS. The Administrative Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent as to such of the Facilities as to which the Administrative Agent has resigned or been removed, which successor shall have been approved by the Borrower, which approval shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a Lender which is a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations under this Agreement and the other Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent as to all of the Facilities, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to any Facilities under this Agreement.

         SECTION 7.07.  ADMINISTRATIVE AGENT AS ENGLISH TRUSTEE.

                  (a) The Administrative Agent in its capacity as agent and trustee or otherwise under the Loan Documents governed by English law:


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
                           (i) is not liable for any failure, omission, or
defect in perfecting or registering the security constituted or created by any Loan Document;

                           (ii) may accept without inquiry such title as the
Borrower or any of its Subsidiaries may have to any asset secured by any Loan Document; and

                           (iii) is not under any obligation to hold any Loan
Document or any other document in connection with the Loan Documents or the assets secured by any Loan Document in its own possession or take any steps to protect or preserve the same. The Administrative Agent may permit the Borrower or any of its Subsidiaries to retain any Loan Document or other document in such Loan Party's possession.

                  (b) Except as otherwise provided in the Loan Documents governed by English law, all moneys which under the trusts contained in such Loan Documents are received by the Administrative Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Administrative Agent in any investment authorized by English law for the investment by a trustee of trust money or in any other investments which may be selected by the Administrative Agent. Additionally, the same may be placed on deposit in the name or under the control of the Administrative Agent with such Lender or institution (including the Administrative Agent itself) and upon such terms as the Administrative Agent may think fit.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) change the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder; (ii) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on any material portion of the Collateral in any transaction or series of related transactions to secure any liabilities or obligations other than Obligations owing to the Secured Parties under the Loan Documents; (iii) release any of the Guarantors from their Guaranty, except as permitted under this Agreement or the Subsidiary Guaranty; (iv) amend this Section 8.01 or change the definition of "REQUIRED LENDERS"; or (v) limit the liability of any Loan Party under any of the Loan Documents, except as permitted under this Agreement; and
(b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender Party that has a Commitment under the Term Loan Facility or Revolving Credit Facility if affected by such amendment, waiver or consent, (i) change the


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amounts of the Commitments of such Lender Party or subject such Lender Party to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender Party or any fees or other amounts payable hereunder to such Lender Party, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, the Notes held by such Lender Party or any fees or other amounts payable hereunder to such Lender Party or (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially and adversely affects such Lender Party; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or the Issuing Bank, as the case may be, under this Agreement or any other Loan Document; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

         SECTION 8.02. NOTICES ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed, delivered by overnight courier service or personally served,

                  (i)    if to the Borrower:

                         Applied Graphics Technologies, Inc.
                         450 West 33rd Street
                         11th Floor
                         New York, New York 10001
                         Attention: Louis Salamone, Jr., Chief Financial Officer Telephone No.: (212) 716-6630
                         Facsimile No.:  (212) 716-6786

                         with a copy to:

                         Applied Graphics Technologies, Inc.
                         450 West 33rd Street
                         3rd Floor
                         New York, New York 10001
                         Attention: Martin D. Krall, Chief Legal Officer Telephone No.: (212) 210-6345
                         Facsimile No.:  (212) 210-2312


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
                  (ii)   if to the Administrative Agent:

                         Fleet Bank, N.A.
                         1185 Avenue of the Americas
                         New York, New York 10036
                         Attention: Alfred R. Bonfantini, Senior Vice President Telephone No.: (212) 819-5762
                         Facsimile No.:  (212) 819-4120
                         Attention:  Gregory F. Mathis, Vice President
                         Telephone No.: (212) 819-6005
                         Facsimile No.:  (212) 819-6213

                         with a copy to:

                         Winston & Strawn
                         200 Park Avenue
                         New York, New York 10166
                         Attention: Richard S. Talesnick, Esq.
                         Telephone No.: (212) 294-6729
                         Facsimile No.:  (212) 294-4700

                  (iii) if to any Initial Lender or the Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I attached hereto;

                  (iv) if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party;

or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, (w) when mailed by certified mail, return receipt requested, be effective three (3) days after mailing, (x) when telegraphed, telecopied or telexed, be effective upon delivery to the telegraph company, upon transmission by telecopier or upon confirmation by telex answerback, (y) when delivered in person, be effective when delivered and (z) when delivered by overnight courier, be effective two (2) Business Days after delivery to the courier properly addressed, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of this Agreement, the Notes or any other Loan Document or of any Exhibit hereto or thereto or of any amendment or waiver of any provision hereof or thereof shall be as effective as delivery of a manually executed counterpart thereof.

         SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other


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right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.

         SECTION 8.04. COSTS AND EXPENSES.

         (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing, registration and recording fees and expenses, and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, including advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable costs and expenses of the Administrative Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

         (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender Party and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Offer or the Transaction or any related transaction of the Borrower or any of its Subsidiaries or other Affiliates and any of the transactions contemplated by the Loan Documents, (ii) any acquisition or proposed acquisition or similar business combination or proposed business combination by the Borrower or any of its Subsidiaries or other Affiliates of all or any portion of the shares of capital stock or all or substantially all of the property and assets of any other Person, (iii) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit by the Borrower or any of its Subsidiaries or other Affiliates and any of the other transactions contemplated by the Loan Documents, (iv) the actual or alleged presence of Hazardous Materials on any property of or any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries or (v) any broker's or finder's fees or commissions or any similar fees or commissions which are or will be owed or payable by any Loan Party, the Target or any of their respective Subsidiaries in connection with the incurrence and maintenance of the Obligations, any other transactions contemplated by the Loan Documents, the Offer Documents or the Transaction Documents or any services rendered in connection with such transactions, in the case of each of clauses (i) through (v) above whether or not such investigation,


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
litigation or proceeding is brought by any Loan Party, its directors, officers, managers, employees, stockholders, or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their respective Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Offer, the Transaction, the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, other than claims for direct, as opposed to consequential, damages which shall have been determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Person's gross negligence or willful misconduct.

         (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09(b)(i) or 2.10(d) or a prepayment pursuant to Section 2.06, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds required by any Lender Party to fund or maintain such Advance.

         (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent, in its sole discretion.

         (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

         SECTION 8.05. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower or any of its Subsidiaries against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes


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
(if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have at law, in equity or otherwise.

         SECTION 8.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that each such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

         SECTION 8.07.  ASSIGNMENTS AND PARTICIPATIONS.

         (a) Each Lender Party may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that
(i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Facilities on a pro rata basis with respect to each Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender Party's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender Party being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (iii) no such assignments shall be permitted without the prior consent of the Administrative Agent (which may be withheld for any reason) until the earlier to occur of (x) the date on which the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed or (y) the 120th day following the Initial Funding Date, (iv) no such assignment shall be permitted if, immediately after giving effect thereto, the Borrower would be required to make payments to or on behalf of the assignee Lender Party pursuant to Section 2.10(a) or (b) or Section 2.12 and the assignor Lender Party was not, at the time of such assignment, entitled to receive any payment pursuant to Section 2.10(a) or (b) or Section 2.12, and
(v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000.

         (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto), except as to Sections 2.10, 2.12 and 8.04 for the period prior to the effective date of such assignments.

         (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

         (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment and the appropriate processing and recordation fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B or C hereto, as the case may be.

         (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,000.

         (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right (x) to any payments under Sections 2.10 or 2.12 (other than to the extent the Lender Party is entitled thereto) and (y) to approve any amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver, modification or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

         (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

         (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         SECTION 8.08. EXECUTION IN COUNTERPARTS; SEVERABILITY. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         SECTION 8.09. NO LIABILITY OF THE ISSUING BANK. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers, directors, employees or agents nor any Lender Party shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (c) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         SECTION 8.10. CONFIDENTIALITY. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as required by the National Association of Insurance Commissioners, and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or insurance companies.

         SECTION 8.11. JURISDICTION, ETC.

         (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY LENDER PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

         (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         SECTION 8.12. GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES).

         SECTION 8.13. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE OTHER LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE IN EQUITY OR AT LAW) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE ADVANCES, THE LETTERS OF CREDIT OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR

ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.



                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                      APPLIED GRAPHICS TECHNOLOGIES, INC.


                                      By: /s/ Louis Salamone, Jr.
                                      Name: Louis Salamone, Jr.
                                      Title: Senior Vice President and Chief
                                             Financial Officer


                                      FLEET BANK, N.A. AS ADMINISTRATIVE AGENT,
                                        INITIAL ISSUING BANK AND SWING LINE BANK


                                      By: /s/ Alfred R. Bonfantini
                                      Name: Alfred R. Bonfantini
                                      Title: Senior Vice President



                      [Signature page to Credit Agreement]

                                 INITIAL LENDERS


                                      FLEET BANK, N.A., AS A LENDER


                                      By: /s/ Alfred R. Bonfantini
                                      Name: Alfred R. Bonfantini
                                      Title: Senior Vice President



                      [Signature page to Credit Agreement]

                                   SCHEDULE I
                   COMMITMENTS AND APPLICABLE LENDING OFFICES


                          Revolving                   Swing      Letter of
                           Credit      Term Loan      Line       Credit               Domestic                Eurodollar
Name of Initial Lender   Commitment   Commitment   Commitment  Commitment          Lending Office           Lending Office
------------------------------------------------------------------------------------------------------------------------------------
Fleet Bank, N.A., as                                           $10,000,000  1185 Avenue of the Americas
Initial Issuing Bank                                                        New York, NY 10036
                                                                            Fax: (212) 819-4120
                                                                            Phone: (212) 819-5735
------------------------------------------------------------------------------------------------------------------------------------
Fleet Bank, N.A.                                   $5,000,000               1185 Avenue of the Americas
                                                                            New York, NY 10036
                                                                            Fax: (212) 819-4120
                                                                            Phone: (212) 819-5735
------------------------------------------------------------------------------------------------------------------------------------
Fleet Bank, N.A.        $100,000,000  $250,000,000                          1185 Avenue of the Americas  1185 Avenue of the Americas
                                                                            New York, NY 10036           New York, NY 10036
                                                                            Fax: (212) 819-4120          Fax: (212) 819-4120
                                                                            Phone: (212) 819-5735        Phone: (212) 819-5735
------------------------------------------------------------------------------------------------------------------------------------

                                EXHIBIT A TO THE
                                CREDIT AGREEMENT

                        FORM OF ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Amended and Restated Credit Agreement, dated as of March __, 1999 (as amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined) among Applied Graphics Technologies, Inc., a Delaware corporation (the "BORROWER"), the Lender Parties thereto, Fleet Bank, N.A., as Initial Issuing Bank, Fleet Bank, as Swing Line Bank, and Fleet Bank, N.A., as Administrative Agent for the Lender Parties (the "ADMINISTRATIVE AGENT").

         The "ASSIGNOR" and the "ASSIGNEE" referred to on Schedule I hereto agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
Schedule I hereto of all outstanding rights and obligations under the Credit Agreement Facility or Facilities as specified on Schedule I hereto. After giving effect to such sale and assignment, the Assignee's ______________(1) Commitments and the amount of the _______________(2) Advances owing to the Assignee shall be as set forth on Schedule I hereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or any other instrument, agreement or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument, agreement or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument, agreement or document furnished pursuant thereto; and (iv) attaches the _______________(3) Note or Notes held by the Assignor and requests that the Administrative Agent exchange such Note or Notes for a new ______________(3) Note or Notes


--------

(1) Specify Revolving Credit Commitments and/or Term Loan Commitments here.

(2) Specify Revolving Credit Advances and/or Term Loan Advances here.

(3) Specify Revolving Credit Note or Notes and/or Term Loan Note or Notes here.

payable to the order of the Assignee in an amount equal to the ______________(1) Commitments assumed by the Assignee pursuant hereto and to the order of the Assignor in an amount equal to the _______________(1) Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule I hereto.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein, including, without limitation, those referred to in Section 4.01(f) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(ii) agrees that it shall, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it shall perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender Party; and (vi) attaches any forms required under
Section 2.12 of the Credit Agreement.

         4. Following the execution of this Assignment and Acceptance, it shall be delivered to the Administrative Agent, together with the processing and recordation fee specified in the Credit Agreement, for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule I hereto.

         5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, except as to Sections 2.10, 2.12 and 8.04 for the period prior to the Effective Date.

         6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the _______________(3) Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the _____________(3) Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its conflicts of law principles).

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance by telecopier shall be as effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.


                       [Signature Pages Follow Schedule I]

                                   SCHEDULE I
                                       TO
                            ASSIGNMENT AND ACCEPTANCE


As to the _______________(1) Facility in respect of which an interest is being assigned:

Percentage interest assigned:                                 __________%


Assignee's _______________(2) Commitment:                     $__________

Aggregate outstanding principal amount
of _______________(3) Advances assigned:                      $__________

Principal amount of _______________(4)
Note payable to Assignee:                                     $__________

Principal amount of _______________(4)
Note payable to Assignor:                                     $__________

Effective Date (if other than date of
acceptance by Administrative Agent):                          __________, _____


                           [Signature Page to Follow]


--------

(1)  Specify Revolving Credit Commitments and/or Term Loan Commitments here.

(2)  Specify Revolving Credit Advances and/or Term Loan Advances here.

(3)  Specify Revolving Credit Note or Notes and/or Term Loan Note or Notes here.

(4)  Specify Revolving Credit Facility and/or Term Loan Facility here.

Dated:___________________________           [NAME OF ASSIGNOR], as Assignor

                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________


Dated:____________________________          [NAME OF ASSIGNEE], as Assignee


                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

                                            Domestic Lending Office:
                                            _________________________________
                                            _________________________________
                                            _________________________________

                                            Eurodollar Lending Office:
                                            _________________________________
                                            _________________________________
                                            _________________________________


Accepted this ___ day of
______________, ____________

FLEET BANK, N.A., as Administrative Agent

By:____________________________________
Name:__________________________________
Title:_________________________________

                                   EXHIBIT B
                               TO CREDIT AGREEMENT

                    FORM OF REVOLVING CREDIT PROMISSORY NOTE


$_________________                                       Dated: ______ __, _____


         FOR VALUE RECEIVED, the undersigned, Applied Graphics Technologies, Inc., a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of ________________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal sum of __________ DOLLARS AND ___ CENTS ($___________) or, if less, the aggregate unpaid principal amount of the Revolving Credit Advances owing to the Lender by the Borrower pursuant to the Amended and Restated Credit Agreement, dated as of March __, 1999 (as amended, supplemented, restated or otherwise modified, the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined), among the Borrower, the Lender and certain other Lender Parties thereto, Fleet Bank, N.A., as Initial Issuing Bank, Fleet Bank, N.A., as Swing Line Bank, and Fleet Bank, N.A., as Administrative Agent for the Lender and the other Lender Parties, on the Revolving Credit Termination Date.

         The Borrower further promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates and at such times as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Fleet Bank, N.A., as Administrative Agent for the Lender Parties, at ___________________________, ________________________, Account
No.____________, Attention: Loan Administration, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto or any continuation thereof, which is part of this Promissory Note; provided, however, that the failure of such Lender to so record any such information or any error in so recording any such information shall not limit or otherwise affect the obligations of the Borrower hereunder or under any other Loan Document.

         This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

         This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York.


                                        APPLIED GRAPHICS TECHNOLOGIES, INC.


                                        By:_____________________________
                                        Name: __________________________
                                        Title: _________________________

              REVOLVING CREDIT ADVANCES AND PAYMENTS OF PRINCIPAL

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                          AMOUNT OF REVOLVING         AMOUNT OF          UNPAID PRINCIPAL       NOTATION MADE BY
         DATE               CREDIT ADVANCE        PRINCIPAL PAID OR           BALANCE
                                                       PREPAID
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

                                EXHIBIT C TO THE
                                CREDIT AGREEMENT


                             FORM OF TERM LOAN NOTE


$_______________                                           Dated: ________, ____

         FOR VALUE RECEIVED, the undersigned, Applied Graphics Technologies, Inc., a Delaware (the "BORROWER"), HEREBY PROMISES TO PAY to the order of ___________________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term Loan Advances owing to the Lender by the Borrower pursuant to the Amended and Restated Credit Agreement, dated as of March __, 1999 (as amended, supplemented, restated or otherwise modified, the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined), among the Borrower, the Lender and certain other Lender Parties party thereto, Fleet Bank, N.A., as Initial Issuing Bank, Fleet Bank, N.A., as Swing Line Bank, and Fleet Bank, N.A., as Administrative Agent for the Lender and the other Lender Parties, on the dates and in the amounts specified in the Credit Agreement.

         The Borrower further promises to pay interest on the unpaid principal amount of each Term Loan Advance from the date of such Term Loan Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Fleet Bank, N.A., as Administrative Agent for the Lender Parties, at
____________________________________________________________________________,
Account No. ____________________, Attention: Loan Administration, in same day funds.

         This Promissory Note is one of the Term Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a Term Loan Advance by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term Loan Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

         This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York.


                                          APPLIED GRAPHICS TECHNOLOGIES, INC.


                                          By:_________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                EXHIBIT D TO THE
                                CREDIT AGREEMENT

                       FORM OF SWING LINE PROMISSORY NOTE


$_________________                                       Dated: ______ __, _____


         FOR VALUE RECEIVED, the undersigned, Applied Graphics Technologies, Inc., a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of ________________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal sum of __________ DOLLARS AND ___ CENTS ($___________) or, if less, the aggregate unpaid principal amount of the Swing Line Advances owing to the Lender by the Borrower pursuant to the Amended and Restated Credit Agreement, dated as of March __, 1999 (as amended, supplemented, restated or otherwise modified, the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined), among the Borrower, the Lender and certain other Lender Parties thereto, Fleet Bank, N.A., as Initial Issuing Bank, Fleet Bank, N.A., as Swing Line Bank, and Fleet Bank, N.A., as Administrative Agent for the Lender and the other Lender Parties, on the dates and in the amounts specified in the Credit Agreement.

         The Borrower further promises to pay interest on the unpaid principal amount of each Swing Line Advance from the date of such Swing Line Advance until such principal amount is paid in full, at such interest rates and at such times as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Fleet Bank, N.A., as Administrative Agent for the Lender Parties, at ___________________________, ________________________, Account
No.____________, Attention: Loan Administration, in same day funds. Each Swing Line Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto or any continuation thereof, which is part of this Promissory Note; provided, however, that the failure of such Lender to so record any such information or any error in so recording any such information shall not limit or otherwise affect the obligations of the Borrower hereunder or under any other Loan Document.

         This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Swing Line Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Swing Line Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents

         This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York.


                                          APPLIED GRAPHICS TECHNOLOGIES, INC.


                                          By:__________________________________
                                          Name: _______________________________
                                          Title: ______________________________


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
                  SWING LINE ADVANCES AND PAYMENTS OF PRINCIPAL

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                         AMOUNT OF SWING LINE         AMOUNT OF          UNPAID PRINCIPAL
                                ADVANCE           PRINCIPAL PAID OR           BALANCE           NOTATION MADE BY
         DATE                                          PREPAID
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

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

                                EXHIBIT E TO THE
                                CREDIT AGREEMENT


                           FORM OF NOTICE OF BORROWING


                                                    [Date]


Fleet Bank, N.A., as Administrative
  Agent under the Credit Agreement
  referred to below
1185 Avenue of the Americas
New York, New York 10036

Attention: Loan Administration

Ladies and Gentlemen:

         The undersigned, Applied Graphics Technologies, Inc. (the "BORROWER"), refers to the Amended and Restated Credit Agreement, dated as of March __, 1999 (as amended, supplemented, restated or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined) among the Borrower, certain Lender Parties thereto, Fleet Bank, N.A. as Initial Issuing Bank, Fleet Bank, N.A., as Swing Line Bank, and Fleet Bank, N.A., as Administrative Agent for said Lender Parties, and hereby gives the Administrative Agent notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 2.02 of the Credit Agreement:

         (1)      The Business Day of the Proposed Borrowing is _____________,
                  _____.

         (2) The Facility under which the Proposed Borrowing is to be made is the [Revolving Credit Facility] [Term Loan Facility].

         (3) The Type of Advances comprising the Proposed Borrowing is [Prime Rate Advances][Eurodollar Rate Advances].

         (4)      The aggregate amount of the Proposed Borrowing is $_________.

         (5) The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is _______ month[s].

         The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true on the borrowing date:

         (a) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date of the Proposed Borrowing (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), both before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

         (b) no event has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default.


                                          Very truly yours,

                                          APPLIED GRAPHICS TECHNOLOGIES, INC.



                                          By:_________________________________
                                          Name:_______________________________
                                          Title:______________________________


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